Exhibit 10.36

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXCLUSIVE DISTRIBUTION AGREEMENT

This agreement (the “Agreement”) is made on June, 19 2019 (the “Effective Date”) between “Sephora” and the “Supplier”.

	Sephora	Supplier
Company Name	Sephora S.A.S	MILK MAKEUP, LLC
Principal Place of Business	41 Rue Ybry	450 W 15th Street
	92200 Neuilly-sur-Seine	New York, NY 10011

State of Incorporation	France	United States
Represented by	Jerome Ougier Labergere	Mazdack Rassi
Title	VP Buying EME	Co-Founder

Hereinafter referred to as individually the “Party” or collectively the “Parties”.

It is beforehand reminded that the Supplier shall sign the contractual documents “Regulatory Requirements Letter”, “Quality Requirements Letter”, “Guarantee”, “Supplier’s Code of Conduct” and “Logistics Specifications”. These contractual documents are part of the Agreement. The Supplier undertakes to comply with the obligations detailed in these documents.

In the framework of the distribution by Sephora of the Supplier’s Products (defined below in Article 2), the Supplier undertakes also to:

Article 1 - Exclusive distribution

1.1. The Supplier hereby grants Sephora, which accepts, the exclusive right to import and distribute the Products within the territory described below:

France, Luxembourg, Monaco, Italy, Spain, Portugal, Turkey, Greece, Switzerland, Romania, Serbia, Bulgaria, Poland, Czech Republic and Germany.

hereinafter the “Territory”.

Consequently, the Supplier shall refrain from appointing any third party as distributor or agent for the Products in the Territory and shall refrain from making direct sales of the Products in the Territory.

However, the Supplier reserves the right to sell the Products through its own Milk stores and Milk website.

Sephora may decide in which channels the Products shall be distributed in each country of the Territory. Sephora may sell the Products in Sephora group’s stores, Sephora corners, shop-in-the-shop, Internet, print catalogue....

1.2. The exclusivity is given until [***]

1.3. Right of Priority:

In case the Supplier decides to distribute the Products in a country which is not listed under the definition of Territory in Europe, the Supplier shall propose in writing to Sephora to be its exclusive distributor in this country.

If Sephora is interested by the exclusive distribution rights of the Products in the new country proposed by the Supplier, Sephora shall provide its written approval to the Supplier within a sixty (60) day period following the receipt of notice from the Supplier and the Parties shall add the relevant country to the Territory by a written amendment to this Agreement, signed by both Parties.

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After exercising this right of priority, Sephora shall have sixty (60) days to propose its timing and its execution strategy within the newly added country.

Article 2 - Products

The exclusive distribution right granted by the Supplier covers the range MILK in particular the current selected products (listed in Appendix 1) and future products and/or product ranges developed by the Supplier (the “Products”). Sephora may choose to distribute or not these future Products. Such new Products shall be added to the list of Products in Appendix 1.

Article 3 – Compliancy / Product information

3.1 Regulatory

3.1.1. Any Product which is not compliant with the regulations applicable to the Products in the Territory may be rejected by Sephora and returned to the Supplier, it being agreed that the Supplier shall accept such returns and that subsequent carriage costs shall be incurred by the Supplier.

3.1.2. The process shall be the following:

- For European Economic Area (EEA) countries:

- For cosmetics Products:

■          According to Regulation N°1223/2009 (hereinafter the “Regulation”) only cosmetic products for which a legal or natural person is designated within the EEA as “Responsible Person” shall be placed on the market. This Responsible Person shall ensure compliance of the Products with the relevant provisions of the Regulation.

Pursuant to Article 4 of the Regulation, Sephora wishes to appoint a representative as the Responsible Person by signing a mandate and service agreement. The Supplier hereby undertakes to introduce a Responsible Person to Sephora and to have the mandate and service agreement which is attached in Appendix 4 signed by this company designated as the Responsible Person.

The Supplier which will be a party to this mandate and services agreement undertakes to fully perform its obligations under this mandate and service agreement. In case of termination of the mandate and services agreement for any reasons, the Supplier undertakes to introduce a new Responsible Person.

■          The Supplier undertakes to sell and to deliver to Sephora only Products which are fully compliant with the requirements of the Regulation and in particular with the requirements listed in Appendix 5.

In order for Sephora to fulfill its obligations pursuant to article 23 of the Regulation regarding the market surveillance system, and to ensure coordination between the Supplier and Sephora, the Supplier undertakes to fully cooperate with Sephora and to answer without delay to any request from Sephora enabling Sephora to make the notification of any serious undesirable effect to the competent authority under the mandatory delay of twenty (20) calendar days from the date of knowledge of the severity criterion. To perform its commitment, the Supplier shall appoint in its team a main “Post-Marketing contact” and a substitute that shall be available in the absence of the main contact (their respective name, first name, address, email and direct phone number are indicated in Appendix 6).

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- For other Products:

The Supplier undertakes to sale and deliver to Sephora Products which are fully compliant with the standards, laws and regulations in force and linked to the nature of the Product.

- For non-European countries of the Territory:

■          The Supplier makes the Products compliant with regulations applicable to the Products in the concerned countries, performs the necessary local procedures, and works to draft the packaging label complying with the market of non-European countries market of the Territory.

3.2 Quality

As a distributor, Sephora must ensure that:

-     distributed Products are manufactured under satisfactory conditions in terms of hygiene, safety and quality;

-    distributed Products comply with the applicable obligations relating to consumer protection. In this context, Sephora as distributor reserves the right to implement additional controls if required by the characteristics of the Products or their origin.

Product controls will be carried out by an independent laboratory services provider designated by Sephora.

In the event that the results are non-compliant during the control steps, a systematic check of each batch and each listed Product will be re-implemented for subsequent replenishment orders.

Any additional charges incurred due to Product non-compliance (ex: withdrawal of non-compliant Products form Sephora’s Network, sorting in warehouse, destruction of non- compliant Products...) will be the responsibility of the Supplier and shall be paid to SEPHORA.

3.3 Withdrawal recall process

Regarding the conformity of the Products, if the Supplier does not comply with the undertakings and requirements provided in this article, the Supplier shall take back the Products at its own expenses. Consequently, if the Products are non-compliant to the Regulations standards and laws in force or to Sephora Quality Standards, all additional expenses resulting from the Products’ non-compliance shall be borne and paid by the Supplier; in particular in case of withdrawal or recall of the Products, the Supplier shall be solely responsible for financial consequences and the entire costs involved shall be paid by the Supplier. More generally, the Supplier shall hold Sephora harmless and indemnify Sephora from and against any consequences and any claim which might be filed by any third party against Sephora based on an infringement of the requirements set forth in the present Article.

3.4 Products information

In order for Sephora to fulfill its obligations regarding pre-contractual information provided in particular under Article 6 of the Consumer Rights Directive 2011/83 EU, the Supplier undertakes to provide its full cooperation and to transmit to Sephora the essential characteristics for all Products prior to their sale through Sephora’s website(s) or its partners website(s) (hereinafter the “Sites”). In particular for cosmetic products, the Supplier undertakes to communicate to Sephora the list of ingredients that corresponds to the information appearing on the labeling of the Product marketed and which must comply with the regulations in force. The Supplier commits itself to the veracity of the information transmitted to Sephora. In case of modification of the Product, the Supplier undertakes to inform Sephora as soon as possible in order for Sephora to update the information relayed on the Sites.

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Article 4 - Purchase Price

Sephora shall purchase the Products at the purchase price agreed upon between the Parties in writing in the Agreement Letter signed every year between the Parties.

Unless otherwise agreed upon between the Parties in writing, prices are firm and non-revisable and are exclusive of Customs duties, VAT and any other taxes and duties levied at the time of the importation in accordance with FCA incoterm. Prices include Customs clearance costs at the time of export and the insurance to the address set forth on the purchase order (Santa Cristina, Italy, Saran, France or any other warehouse specified on the delivery note). The obligations of each Party are set out in Appendix 6.

Sephora shall purchase all Products in Euros and will pay in Euros. The payment will be made within forty five (45), date of invoice.

The Supplier authorizes Sephora to set off the amounts payable by Sephora against any amounts payable by the Supplier, for any reason whatsoever.

In accordance with the European regulations, Sephora shall determine the retail price of the Products.

Article 5 - Annual commercial terms and conditions

Every year, according to the French law, the Parties shall discuss and negotiate the annual commercial terms and conditions of their collaboration and shall recapitulate them in writing in a separate document, the annual letter “Commercial terms and conditions” (hereinafter, the “Letter”).

The Letter shall incorporate, inter alia, the obligations taken by the Parties in order to establish the price agreed at the end of the commercial negotiation (in particular, if applicable, commercial End-of-year Bonus, the commercial cooperation services and any other obligations as the case may be).

Article 6 - Confidentiality

For the purposes of the Agreement, “Confidential Information” means any information communicated by either of the Parties, whether orally or in writing, under the terms and conditions of the Agreement including the contractual documents “Regulatory Requirements Letter”, “Quality Requirements Letter”, “Guarantee”, “Supplier’s Code of Conduct” and “Logistics Specifications” and, more generally, any information or documents which may be exchanged between them in connection with their contractual relationship.

The receiving Party shall protect the confidentiality of all Confidential Information with the same degree of care it uses to protect its own Confidential Information, which measures shall be in accordance with generally accepted business standards, and use the Confidential Information only for the purposes of the Agreement.

The obligation of confidentiality shall not however apply to the extent the Confidential Information (i) was previously known to the receiving Party free of any obligation to keep it confidential or (ii) is or becomes generally known to the public, provided that such public knowledge is not the result of any acts attributable to the receiving Party or (iii) which the disclosing Party explicitly agrees in writing need not to be kept confidential, or (iv) is disclosed pursuant to any judicial or governmental requirement or order, provided that the receiving Party take reasonable steps to give the disclosing Party sufficient notice in order to contest such requirement or order, or (v) is independently developed by the receiving Party without breach of this Article, or (vi) is rightfully received by the receiving Party from a third party and such third party has not breached any confidentiality restrictions with respect thereto.

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Notwithstanding the termination or expiration of this Agreement, the obligation of confidentiality shall remain in force for a period of three (3) years from the date of termination or expiration of this Agreement.

Article 7 - Intellectual Property

The Supplier represents and guarantees to Sephora that it holds regularly all the intellectual property rights related to the Products, that it does not harm any third party’s right in this respect and that it may validly grant a license to Sephora allowing Sephora to exploit these rights, in order to distribute the Products.

The Supplier grants to Sephora, for the duration of the Agreement or, where applicable, until the end of the selling period of the Products agreed upon by the Parties, a free license for all intellectual property rights related to the Products, to the strict extent necessary for the marketing and promotion of these Products.

Thus, Sephora shall be entitled to inform the public that it is the exclusive authorized distributor in the Territory, to advertise the Products and, more generally, to make directly and personally use of all intellectual property rights related to the Products, in particular all trademarks and all other distinctive signs, in order to promote and market the Products.

Sephora shall inform the Supplier immediately of any counterfeit of the Products, of any attempt to benefit unlawfully from them, any unfair trading/competition or any other unlawful practice likely to attempt to the Products and/or the granted exclusiveness, of which he would become aware in the Territory. The Supplier will ensure the defence of its Products and of its related intellectual property rights at its own expenses and will take all appropriate measures to quickly put a stop to such attempts to the Products and to the exclusiveness.

In case of an action against the Supplier and/or Sephora relating to the Products, Sephora retains the right to suspend or stop immediately the distribution of the Products and to ask the Supplier to retake the stocks at its own expenses.

The Supplier guarantees in particular that it will hold Sephora harmless and indemnified Sephora against any claim for any damages which might be filed by any third party against Sephora, based notably on alleged infringement of any intellectual property rights in relation with the Products and all other direct consequences which may arise for Sephora (e.g. financial and/or operating losses, cost incurred in withdrawal of the Products out of the market, lawyer’s fees, etc.).

The Supplier also undertakes to sign the “Guarantee”.

Article 8 - Animations, Promotions, Advertising, Commercial Support

8.1. The animation plan and/or promotion campaign and/or PR events shall be decided each year by the Parties.

Specific in-store animations / promotions /online campaign & support (endcaps, launch pads, pop-up areas, beauty bars, internet campaigns, CRM actions, etc.) shall be paid by the Supplier.

Similarly, in case of a media communication, Sephora shall submit to the Supplier the corresponding budget including the breakdown per country of the Territory and per media support (print, radio, TV, internet, others...).

The global budget for “Marketing Contribution” pertaining to these animations, promotions, advertisements and commercial supports (hereinafter the “Marketing Event(s)”) shall be defined each year by the Parties, and paid pursuant to Article 8.6 below.

8.2. The promotion calendar, the implementing of the animations, (boutiques, end caps, cashwrap, windows...) and execution of digital campaigns shall be managed by Sephora.

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8.3. As indicated above, the Parties may both decide to launch specific media communication on the Products in a part of the Territory. Each advertisement shall specify that the Products are sold exclusively in the Sephora network.

Sephora shall create (alone or with a third party) the advertising material (hereinafter the “Creations”) and submit the Creations to the Supplier.

The cost of the realisation of the advertising (shootings, production costs, etc...), excluding copyrights assignment, shall be included in the budget submitted to the Supplier.

All intellectual property rights related to the Creations, excluding the Supplier’s intellectual property rights, shall remain the sole property of Sephora, unless a written copyright assignment is concluded between the Parties.

The Supplier is consequently not allowed to use the Creations without Sephora’s prior written consent.

The Supplier shall approve in writing the budget and the Creations prior to the booking of the media space.

Sephora shall select, book and buy all the media space for the mutually agreed upon advertising, in compliance with the annual marketing plan and budget/contribution agreed upon between the Parties.

As part of the communications on the Products performed by the Supplier within the Territory, the Supplier undertakes to use the # provided by Sephora and generally to associate Sephora with these communications.

In addition, as part of the communication actions carried out by the Supplier with its influencers on the Products, the Supplier undertakes to propose and encourage its influencers to use the # provided by Sephora in accordance with the laws and regulations in force.

8.4. Sephora may organize and finance multi-brand launch presentations in all countries of the Territory four (4) times a year in France, and at least two (2) times a year in other countries. The Supplier undertakes to provide gifts for the journalists during the presentations, the Supplier brand and Product briefs for the press kits and guarantees its presence during these PR events. As specified above, specific mono-brand PR events or launches shall be paid for by the Supplier and included in the budget.

8.5. The Supplier is responsible for providing Sephora, free of charge, with all supports for the Supplier’s Guidelines (“Brand book”). All materials must be finalized and given to Sephora no later than three (3) months before launch of the Supplier’s brand in the first country of the Territory. Product data sheets, logos, among others must be in English and in French. Sephora shall be responsible for the transmission of the Brand book approved by the Supplier to all countries.

8.6. As specified above, a global budget of “Marketing Contribution” including the media plan and / or the animations and / or PR events shall be agreed upon each year between the Parties, as a percentage of the Products sales achieved by Sephora.

The Marketing Contribution shall be paid as follows:

The Supplier shall pay in cash (Sephora does not accept free Products). Sephora will re-invoice the amount to the Supplier, payment will be made within forty five (45), date of invoice of marketing activity concerned.

8.7. Testers:

The Supplier authorizes SEPHORA to present in the points of sales located in the Territory Milk Products as testers.

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The Supplier agrees to:

-	provide Sephora with a free set of testers for the launch of the Products in the points of sale located in the Territory;

-	grant a rebate amounting to 2% of the Milk yearly Sell Out for the use of Products as testers. The Sell Out considered is the turnover excluding taxes realized by SEPHORA from January 1st until December 31st of the current year in relation to the sales of Milk in the Territory.

The remuneration to be paid for these obligations shall give rise to discounts in the form of credit notes issued on a quaterly basis by the Supplier.

The amount of the credit notes shall be calculated on the basis of the Milk Sell Out realized by SEPHORA the previous month.

At the end of the year, SEPHORA undertakes to send to the Supplier a written confirmation of the Milk Sell Out realized in from January 1st until December 31st, and shall draw up a corrective credit note request stating the total amount payable for this period, after deduction of any previously paid amounts. Such credit notes shall be payable 45 (forty-five) days date of the credit note.

In accordance with Article L441 -6 I 8° of the French Commercial Code, any payment delay shall give rise to penalties equal to three times the legal interest rate and to the payment of a fixed compensation of 40€ for recovery costs.

8.8. Samples

The Supplier shall provide at the logistic solution indicated by Sephora under ‘Delivered Duty Paid ’(DDP) incoterm samples for all Sephora points of sale in the territory. The Parties will agree on the quantity every year in the Agreement Letter.

Article 9 - Fixtures

9.1. Permanent fixtures

All of the Supplier’s fixtures (hereinafter the “Fixtures”) shall be and remain the Supplier’s property, from the Supplier’s warehouse to the Sephora’s point of sales and while the Fixtures are in Sephora’s point of sales.

The Fixtures shall be developed and produced in accordance with the requirements of Sephora’s merchandising policy, at the Supplier’s cost.

The Supplier shall provide every Sephora point of sale opening with Fixtures within six (6) weeks after Sephora has placed the order for the Fixtures.

9.2. Updates Collection (Spring, Summer, Fall, Holiday):

The Supplier shall bear all the expenses related to Fixtures’ updates (development, production, costs and installation).

11.3. All delivery of Fixtures or updates shall be “Duty delivery paid” (DDP) from the Supplier’s warehouse directly to the Sephora’s point of sales or Saran (France), Santa Cristina (Italia) or at the logistic solution indicated by Sephora. The obligations of each Party are set out in Appendix 6.

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Article 10 - Stock

10.1. The Supplier shall target to maintain a 100% service level on order fulfilment.

10.2. Should the Products have an expiration date, the Supplier guarantees that said Products shall have a shelf-life corresponding to a minimum of 75% of their total shelf-life as from the delivery of the Products in Saran (France) or at the logistic solution indicated by Sephora. It is specified that the expiration date shall not, in any event, be less than two (2) years as from the delivery of the Products. The Supplier agrees that the Products which do not comply with this provision shall be returned to the Supplier at the Supplier’s own cost and expense.

10.3. The Supplier shall:

a.	take back carriage paid any customer returns or any Return to Vendor (RTVs) of discontinued, damaged, expired, or non-compliant Products.

b.	provide (i) Return Authorizations (RAs) for RTVs of discontinued, damaged, expired or non-compliant Products or for customer returns and (ii) the coordination and payment of shipping of these Products if they are not Destroy in Field (DIF). In case of DIF, the Supplier shall have to pay the costs of destruction.

All customer returns concerning issues with quality of the Products shall be automatically returned to Saran France or at the logistic solution indicated by Sephora and treated as Products mentioned above in paragraphs (a) and (b) above.

Upon agreement between the Parties concerning stock returns, the Supplier shall organize the return of the Products and pay any costs associated with this return within forty five (45) days , date of invoice.

10.4. Should the Supplier or Sephora decide to end their commercial relationship, the Parties shall meet in order to define the modalities of possible Product returns and/or the exhaustion of stocks by Sephora.

Article 11 - Governing Law and Jurisdiction

The Agreement shall be governed by French Law. Any and all disputes shall be settled by the PARIS COURTS notwithstanding any clauses to the contrary or in case of introduction of a third party or plurality of defendants.

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Article 12 - Other commitments

The Supplier agrees that the rights granted to Sephora and the commitments taken by the Supplier in accordance with the Agreement benefit any of the Companies of the Sephora group located in the Territory. Companies of the Sephora group shall mean all subsidiary/affiliate and distributor, retailer, franchisee of Sephora, which commercializes, in any way whatsoever, the Products.

More generally, the will of both the Supplier and Sephora is to accept and to undertake to comply with Sephora’s General Purchase Conditions attached hereto. The Agreement, together with General Purchase Conditions (Appendix 3), which form an integral part thereof, is binding upon the Parties as from the date hereof and throughout its term.

The Parties hereto have executed the Agreement in two original copies on the Effective Date.

For and on behalf of____________	For and on behalf of
Sephora	Milk Makeup, LLC

Name of authorized signatory: Jérôme Ougier Labergère Title: VP Buying EME Date: 20/6/2019	Name of authorized signatory: Mazdack Rassi Title: Co-Founder Date: June 20, 2019

[ILLEGIBLE]

SEPHORA
[ILLEGIBLE]
92576 Neuilly sur Seine
Cedex

Tél.: 01.41.88.50.00

Fax: 01.41.88.50.01

Appendix 1:  List of Products

Appendix 2:  Sephora’s General Purchase Conditions

Appendix 3:  Mandate Agreement

Appendix 4:  Labelling compulsory expressed in national language + labelling requirements

Appendix 5:  Post-Marketing Surveillance Contacts

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APPENDIX 1
LIST OF PRODUCTS

UPC Code	Product Description	One-Shot / Catalogue
814333026473	BLUR STICK	CATALOGUE
814333025476	BLUR LIQUID MATTE FOUNDATION / IVORY	CATALOGUE
814333025483	BLUR LIQUID MATTE FOUNDATION / FAIR	CATALOGUE
814333025490	BLUR LIQUID MATTE FOUNDATION / LIGHT	CATALOGUE
814333025506	BLUR LIQUID MATTE FOUNDATION / GOLDEN LIGHT	CATALOGUE
814333025513	BLUR LIQUID MATTE FOUNDATION / MEDIUM LIGHT	CATALOGUE
814333025520	BLUR LIQUID MATTE FOUNDATION / MEDIUM	CATALOGUE
814333025537	BLUR LIQUID MATTE FOUNDATION / WARM MEDIUM	CATALOGUE
814333025544	BLUR LIQUID MATTE FOUNDATION / GOLDEN SAND	CATALOGUE
814333025551	BLUR LIQUID MATTE FOUNDATION / HONEY	CATALOGUE
814333025568	BLUR LIQUID MATTE FOUNDATION / MEDIUM TAN	CATALOGUE
814333025575	BLUR LIQUID MATTE FOUNDATION / CARAMEL	CATALOGUE
814333025582	BLUR LIQUID MATTE FOUNDATION / TAN	CATALOGUE
814333025599	BLUR LIQUID MATTE FOUNDATION / TOFFEE	CATALOGUE
814333025605	BLUR LIQUID MATTE FOUNDATION / GOLDEN DEEP	CATALOGUE
814333025612	BLUR LIQUID MATTE FOUNDATION / WARM DEEP	CATALOGUE
814333025629	BLUR LIQUID MATTE FOUNDATION / DEEP	CATALOGUE
814333025971	BLUR LIQUID MATTE FOUNDATION / PORCELAIN	CATALOGUE
814333025988	BLUR LIQUID MATTE FOUNDATION / CREME	CATALOGUE
814333025995	BLUR LIQUID MATTE FOUNDATION / GOLDEN HONEY	CATALOGUE
814333026510	BLUR LIQUID MATTE FOUNDATION / BISQUE	CATALOGUE
814333026527	BLUR LIQUID MATTE FOUNDATION / CINNAMON	CATALOGUE
814333026534	BLUR LIQUID MATTE FOUNDATION / MOCHA	CATALOGUE
814333026541	BLUR LIQUID MATTE FOUNDATION / COCOA	CATALOGUE
814333026558	BLUR LIQUID MATTE FOUNDATION / ESPRESSO	CATALOGUE
814333025209	COOLING WATER	CATALOGUE
814333025322	TATTOO STAMP / BLACK HEART	CATALOGUE
814333025339	TATTOO STAMP / BLACK STAR	CATALOGUE
814333025797	TATTOO STAMP/MOON	CATALOGUE

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UPC Code	Product Description	One-Shot / Catalogue
814333023021	TATTOO STAMP / LIGHTENING BOLT	CATALOGUE
814333025353	FLEX CONCEALER / FAIR	CATALOGUE
814333025360	FLEX CONCEALER / LIGHT	CATALOGUE
814333025377	FLEX CONCEALER / LIGHT MEDIUM	CATALOGUE
814333025384	FLEX CONCEALER / MEDIUM	CATALOGUE
814333025391	FLEX CONCEALER / MEDIUM TAN	CATALOGUE
814333025407	FLEX CONCEALER / TAN	CATALOGUE
814333025414	FLEX CONCEALER / WARM DEEP	CATALOGUE
814333025421	FLEX CONCEALER / DEEP	CATALOGUE
814333026565	FLEX CONCEALER / PORCELAIN	CATALOGUE
814333026572	FLEX CONCEALER / CREME	CATALOGUE
814333026589	FLEX CONCEALER / VANILLA	CATALOGUE
814333026084	FLEX CONCEALER / MEDIUM BEIGE	CATALOGUE
814333026091	FLEX CONCEALER/CARAMEL	CATALOGUE
814333026107	FLEX CONCEALER / CINNAMON	CATALOGUE
814333026114	FLEX CONCEALER / COCOA	CATALOGUE
814333026121	FLEX CONCEALER / ESPRESSO	CATALOGUE
814333025117	GEL BROW/PALE ALE	CATALOGUE
814333025124	GEL BROW/PILSNER	CATALOGUE
814333025131	GEL BROW / DARK BREW	CATALOGUE
814333025186	HIGHLIGHTER / LIT	CATALOGUE
814333025315	HOLOGRAPHIC STICK / SUPERNOVA	CATALOGUE
814333025438	HOLOGRAPHIC STICK / MARS	CATALOGUE
814333025674	HOLOGRAPHIC STICK / STARDUST	CATALOGUE
814333025216	HYDRATING OIL	CATALOGUE
814333025148	LIP & CHEEK/PERK	CATALOGUE
814333025155	LIP & CHEEK / RALLY	CATALOGUE
814333025162	LIP & CHEEK / SWISH	CATALOGUE
814333025179	LIP & CHEEK/QUICKIE	CATALOGUE
814333025773	LIP + CHEEK/WERK	CATALOGUE
814333026213	LIP COLOR / SKILLZ	CATALOGUE
814333026220	LIP COLOR/C.R.E.A.M.	CATALOGUE
814333026237	LIP COLOR/LOW KEY	CATALOGUE
814333026244	LIP COLOR/DEUCES	CATALOGUE
814333026251	LIP COLOR/WIFEY	CATALOGUE
814333026268	LIP COLOR/HYPE	CATALOGUE
814333026275	LIP COLOR / NAME DROP	CATALOGUE
814333026282	LIP COLOR / O.G. RED	CATALOGUE
814333026299	LIP COLOR / NEW WHIP	CATALOGUE
814333026305	LIP COLOR/WAVY	CATALOGUE
814333025735	KUSH MASCARA / BOOM	CATALOGUE
814333025902	KUSH CLEAR BROW GEL / HYDRO	CATALOGUE

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814333025919	KUSH FIBER BROW GEL / HAZE	CATALOGUE
814333025926	KUSH FIBER BROW GEL / DUTCH	CATALOGUE
814333025933	KUSH FIBER BROW GEL / GRIND	CATALOGUE
814333026398	KUSH FIBER BROW GEL / MJ	CATALOGUE
814333026404	KUSH FIBER BROW GEL / DUB	CATALOGUE
814333026411	KUSH FIBER BROW GEL / HERB	CATALOGUE
814333026428	KUSH FIBER BROW GEL / DIESEL	CATALOGUE
814333026435	KUSH FIBER BROW GEL / CYPHER	CATALOGUE
814333025841	LONG WEAR GEL EYELINER / BOSS	CATALOGUE
814333025858	LONG WEAR GEL EYELINER / CEO	CATALOGUE
814333025865	LONG WEAR GEL EYELINER / BONUS	CATALOGUE
814333025872	LONG WEAR GEL EYELINER / BIZ	CATALOGUE
814333025889	LONG WEAR GEL EYELINER / PTO	CATALOGUE
814333025896	LONG WEAR GEL EYELINER / BCC	CATALOGUE
814333025940	BLUR + SET MATTE LOOSE SETTING POWDER / TRANSLUCENT LIGHT	CATALOGUE
814333025957	BLUR + SET MATTE LOOSE SETTING POWDER / TRANSLUCENT MEDIUM	CATALOGUE
814333025964	BLUR + SET MATTE LOOSE SETTING POWDER / TRANSLUCENT DEEP	CATALOGUE
814333025193	MATTE BRONZER/BAKED	CATALOGUE
814333025346	MATTE BRONZER / BLAZE	CATALOGUE
814333026596	WATERMELON BRIGHTENING SERUM	CATALOGUE
814333025445	MATCHA TONER	CATALOGUE
814333025452	MATCHA CLEANSER	CATALOGUE
814333025650	LUMINOUS BLUR STICK	CATALOGUE
814333026183	KUSH LIP BALM / GREEN DRAGON	CATALOGUE
814333026312	KUSH LIP BALM / NUG	CATALOGUE
814333026329	KUSH LIP BALM / BUBBLE	CATALOGUE
814333026336	KUSH LIP BALM / CANNATONIC	CATALOGUE
814333026343	KUSH LIP BALM / PLUSHBERRY	CATALOGUE
814333026176	KUSH LIP GLAZE / CHRONIC	CATALOGUE
814333026169	WATERMELON BRIGHTENING FACE MASK	CATALOGUE
814333026152	MATCHA DETOXIFYING FACE MASK	CATALOGUE
814333026442	CANNABIS HYDRATING FACE MASK	CATALOGUE
814333026190	COOLING WATER EYE PATCHES	CATALOGUE
814333026350	HYDRO GRIP PRIMER	CATALOGUE
814333026367	KUSH WATERPROOF MASCARA / ACES	CATALOGUE
814333026374	KUSH LASH PRIMER / WHITE WIDOW	CATALOGUE
81433302490-5	GLOW OIL LIP + CHEEK / GLIMMER	CATALOGUE
81433302491-2	GLOW OIL LIP + CHEEK / FLARE	CATALOGUE
81433302492-9	GLOW OIL LIP + CHEEK / HALO	CATALOGUE
81433302493-6	GLOW OIL LIP + CHEEK / ASTRO	CATALOGUE
81433302448-6	FLEX HIGHLIGHTER / LIT	CATALOGUE
81433302449-3	FLEX HIGHLIGHTER / ICED	CATALOGUE

Confidential	12	SEPHORA – MILK MAKEUP

81433302450-9	FLEX HIGHLIGHTER / BLITZED	CATALOGUE
81433302451-6	FLEX HIGHLIGHTER / GLAZED	CATALOGUE
81433302407-3	FLEX FOUNDATION STICK / PORCELAIN	CATALOGUE
81433302408-0	FLEX FOUNDATION STICK / SNOW	CATALOGUE
81433302409-7	FLEX FOUNDATION STICK / CREME	CATALOGUE
81433302410-3	FLEX FOUNDATION STICK / FAIR	CATALOGUE
81433302411-0	FLEX FOUNDATION STICK / SHELL	CATALOGUE
81433302412-7	FLEX FOUNDATION STICK / BUFF	CATALOGUE
81433302413-4	FLEX FOUNDATION STICK / VANILLA	CATALOGUE
81433302414-1	FLEX FOUNDATION STICK / LIGHT BEIGE	CATALOGUE
81433302501-8	FLEX FOUNDATION STICK / LIGHT SAND	CATALOGUE
81433302415-8	FLEX FOUNDATION STICK / LIGHT	CATALOGUE
81433302416-5	FLEX FOUNDATION STICK / NUDE	CATALOGUE
81433302417-2	FLEX FOUNDATION STICK / SAND	CATALOGUE
81433302418-9	FLEX FOUNDATION STICK / LIGHT MEDIUM	CATALOGUE
81433302502-5	FLEX FOUNDATION STICK / GOLDEN NUDE	CATALOGUE
81433302419-6	FLEX FOUNDATION STICK / CASHMERE	CATALOGUE
81433302420-2	FLEX FOUNDATION STICK / MEDIUM	CATALOGUE
81433302421-9	FLEX FOUNDATION STICK / MEDIUM BEIGE	CATALOGUE
81433302503-2	FLEX FOUNDATION STICK / GOLDEN SAND	CATALOGUE
81433302504-9	FLEX FOUNDATION STICK / GOLDEN HONEY	CATALOGUE
81433302422-6	FLEX FOUNDATION STICK / ALMOND	CATALOGUE
81433302423-3	FLEX FOUNDATION STICK / HONEY	CATALOGUE
81433302424-0	FLEX FOUNDATION STICK / MEDIUM TAN	CATALOGUE
81433302505-6	FLEX FOUNDATION STICK / PRALINE	CATALOGUE
81433302425-7	FLEX FOUNDATION STICK / AMBER	CATALOGUE
81433302426-4	FLEX FOUNDATION STICK / GOLDEN TAN	CATALOGUE
81433302427-1	FLEX FOUNDATION STICK / CARAMEL	CATALOGUE
81433302428-8	FLEX FOUNDATION STICK / MAPLE	CATALOGUE
81433302429-5	FLEX FOUNDATION STICK / CINNAMON	CATALOGUE
81433302430-1	FLEX FOUNDATION STICK / TAN	CATALOGUE
81433302506-3	FLEX FOUNDATION STICK / GOLDEN DEEP	CATALOGUE
81433302431-8	FLEX FOUNDATION STICK / WARM DEEP	CATALOGUE
81433302432-5	FLEX FOUNDATION STICK / HAZELNUT	CATALOGUE
81433302433-2	FLEX FOUNDATION STICK / DEEP	CATALOGUE
81433302435-6	FLEX FOUNDATION STICK / COCOA	CATALOGUE
81433302436-3	FLEX FOUNDATION STICK / ESPRESSO	CATALOGUE
81433302434-9	FLEX FOUNDATION STICK / RICH	CATALOGUE
81433302669-6	MEET THE FAM 2.0	CATALOGUE
814333025810	MINI HOLOGRAPHIC STICK / SUPERNOVA	CATALOGUE

Confidential	13	SEPHORA – MILK MAKEUP

UPC Code	Product Description	One-Shot / Catalogue
814333025834	MINI BLUR STICK	CATALOGUE
814333025681	MINI COOLING WATER	CATALOGUE
814333025711	MINI HIGHLIGHTER / LIT	CATALOGUE
814333025742	MINI KUSH MASCARA / BOOM	CATALOGUE
814333025728	MINI WATERMELON BRIGHTENING SERUM	CATALOGUE
814333026138	MINI LIP + CHEEK / WERK	CATALOGUE
814333026480	MINI MATCHA TONER	CATALOGUE
814333025827	MINI HOLOGRAPHIC STICK / MARS	CATALOGUE
814333025698	MINI HOLOGRAPHIC STICK / STARDUST	CATALOGUE
	KIT 1 S3	CATALOGUE
	Kush trio set	OS

Confidential	14	SEPHORA – MILK MAKEUP

APPENDIX 2

SEPHORA’S GENERAL PURCHASE CONDITIONS

1. Scope

These general purchase conditions are applicable to all the purchases made by SEPHORA.

2. Purchase order

The purchase order stipulates the technical, commercial and administrative terms as well as the deadlines requested from the Supplier. Price, quantity, quality and performance deadlines are fundamental terms for the parties. No modification to these terms and to these deadlines can be taken into account unless previously agreed in writing by both parties.

3. Acceptance of the purchase order

The Supplier must acknowledge receipt of the SEPHORA purchase order within eight calendar days from the date of the purchase order by returning a document mentioning the number of the SEPHORA purchase order by letter or fax. In the absence of this acknowledgement of receipt, the start of the performance of the purchase order will be automatically considered to be an implicit acceptance of the terms of the purchase order.

4. Packaging – Packing

The products will be protected by packaging which is appropriate for resistance to the transport method used. All deliveries must be made in packaging stipulated by SEPHORA and, in the absence of a stipulation, in accordance with the norms and standards in force. Unless the packaging is supplied by SEPHORA, the Supplier will pay for any damage which occurs up until the goods arrive at the place of delivery and/or any shortage which is attributable to inadequate or defective packaging, and the Supplier will replace the damaged and/or missing products at its own cost under the terms of the purchase order, as soon as possible.

5. Delivery

The deliveries will be made to the delivery address on the purchase order. Unless otherwise agreed in writing between the parties, deliveries are made “delivered duty paid” (DDP) to the delivery address, in accordance with the definition of the Incoterms in effect at the time of the order, the transfer of risks occurring at the time and place of delivery . The Supplier will insure the products at its own cost against loss, theft, breakage, damage, and any other risk during the transport to the place of delivery.

The fact of taking delivery of the order does not constitute a presumption of acceptance of the order with regards to its conformity with the specifications.

The Supplier must enclose a detailed slip reiterating the packing list and the type of packaging and the information appearing on the order enabling the products and their quantitative control to be identified.

A copy of this slip will be sent simultaneously with the shipment by fax or letter, to SEPHORA’s Purchase Department.

6. Deadlines

The delivery deadlines and the possible deadlines for performing the services stipulated in SEPHORA’s order are mandatory.

SEPHORA reserves the right to terminate any purchase order or part of the purchase order which is not delivered and/or executed within the contractual deadlines, except for a case of force majeure. sephora must be informed of cases of force majeure within eight days of the event, failing which the Supplier cannot invoke it. Withdrawal by the Supplier’s sub-contractor or supplier will not be considered to be a case of force majeure.

7. Delays – Penalties

The Supplier undertakes to immediately inform SEPHORA of any event which is likely to result in a delay in delivering the products and/or in performing the services in relation to the deadline mentioned in the purchase order.

The Supplier undertakes to implement any means to make up for this delay, at its own cost, being agreed that SEPHORA can demand an express shipment at the Supplier’s own cost.

In the event of a delay in delivery, SEPHORA reserves the right to apply a penalty of 100 euros per reference item ordered plus 0.2 % per day of delay calculated on the total amount of the purchase order excluding VAT, without prejudice to any damages which SEPHORA may claim from the Supplier.

Confidential	15	SEPHORA – MILK MAKEUP

8. Termination or reducing the purchase order

SEPHORA reserves the right to terminate or to reduce the purchase order(s) if the Supplier refuses or is unable to fulfill its obligations in accordance with the terms of the said order. Any extra costs will be paid for by the Supplier, without prejudice to the delay penalties and/or damages which SEPHORA may claim from the Supplier.

9. Early delivery – Surplus delivery

SEPHORA reserves the right to return deliveries which are delivered more than five days before the planned date, at the Supplier’s costs and risks, as well as to refuse quantities which are above or below 5% of the quantities ordered and/or refuse services which are performed in advance, as well as those which are not stipulated in the purchase order.

10. Transfer of title

SEPHORA is the owner of the ordered products as soon as they are delivered at the address set forth in the purchase order. Therefore, any title retention clause is invalid against SEPHORA.

11. Liability and Insurance

The Supplier shall be liable for any material and immaterial damages that it may cause, whether to SEPHORA or to third parties, as a result of the conduct of its business or due to the products or services provided for purposes of fulfilling the orders.

The Supplier must take out an insurance contract with sufficient coverage of its professional risks (physical damage, bodily injury, consequential loss, and civil liability), both concerning the cover offered and the subscribed capital. It undertakes to prove having taken out the insurance as well as the payment of the premiums on SEPHORA’s first request.

12. Essential clauses - Maintaining obligations

If any one of the stipulations in these general purchase conditions is invalid, this will not make the whole of the general purchase conditions invalid. In the event of cancellation, the parties will in all circumstances endeavor to renegotiate an economically equivalent clause, in good faith.

If one of the parties does not invoke right it has under these general purchase conditions, this cannot be interpreted in any way as being an express or tacit waiver by this party to exercise the said right in the future.

Confidential	16	SEPHORA – MILK MAKEUP

APPENDIX 3
MANDATE AGREEMENT

MANDATE AND SERVICES AGREEMENT

BETWEEN THE UNDERSIGNED,

SEPHORA SAS, a Soctété par Actions Simpliffée, with registered office 41 Rue Ybry 92200 Neuilly-sur-Seine France, represented by Mr. Jérôme Ougier Labergère.

hereinafter referred to as “Sephora”

AND

MSL Solution Providers, a company under Irish and English laws, with registered offices in : Suite 5385, 27 Upper Pembroke St, Dublin, Eire and in Gollinrod, Walmersley, Bury, Lancashire, England, BL9 5NB, represented by Mr. Alex Fotheringham hereinafter referred to as “the Company”
20/06/2019

AND

MILK MAKEUP, LLC a company under United States law, with registered office in: 450 W 15th Street New York, NY 10011, represented by Mr. Mazdack Rassi hereinafter referred to as ” the Supplier

The above are collectively referred to as the “Parties’’.

WHEREAS

Sephora is a distributor of cosmetics products in particular in European Economic Area (EEA) countries. The Supplier is a manufacturer of cosmetics products marketed under the brand MILK (the “Products”).

Sephora and the Supplier entered into an agreement for the importation and distribution of the Suppliers’ Products in various countries comprising EEA countries (the “Exclusive Distribution Agreement”).

According to Regulation n°1223/2009 of 30 November 2009 on cosmetic products (the “Regulation”), only cosmetics products for which a legal or natural person is designated within the EEA as ‘Responsible Person” can be placed on the market.

Article 4 of the Regulation states that for a product imported in EEA, the importer is the “Responsible Person” for the cosmetics products it places on the market. This article however provides that the importer may, by written mandate, designate a person established in the EEA as the Responsible Person who shall accept in writing.

Confidential	17	SEPHORA – MILK MAKEUP

According to Article 3 of this Exclusive Distribution Agreement, the Supplier undertakes to introduce to Sephora a company to be appointed as the Responsible Person and to have the present mandate and services agreement signed.

The Parties have therefore agreed herein to define the terms and conditions for their collaboration.

Definitions

-	“Agreement” means the present contract and its Appendixes.

-	“Confidential information” shall comprise, without limitation, information, whatever its form, on the Products’ formulation, safety, design, sale. ..

-	“Exclusive Distribution Agreement” means the contract signed between the Supplier and Sephora for the distribution of the Products.

-	“Products” means the cosmetics products sold under the brand MILK as listed in the Exclusive Distribution Agreement and in Appendix 1.

-	“Regulation” means Regulation n°1223/2009 of 30 November 2009 on cosmetic products

IT IS HEREBY AGREED

Article 1. Appointment

Pursuant to Article 4 of the Regulation, Sephora hereby appoints the Company as its exclusive representative for the Products in EEA countries to act as the Responsible Person in charge of ensuring their compliance with the obligations set out in the Regulation.

Sephora hereby entrust the Company in consideration of its skills and its commercial relationship with the Supplier with the assignment of carrying out all the relevant obligations set out in the Regulation.

The Company hereby accepts to be appointed as the Responsible Person pursuant to Article 4 of the Regulation.

Article 2. Obligations and warranties of the Company

2.1   The Company shall ensure compliance of the Products with the obligations set out in the Regulation.

In particular, the Company shall:

-	ensure that the Products are safe for human health taking into account in particular, their presentation, labelling, instructions for use and disposal and any other indication where needed;

-	ensure that the Products comply with good manufacturing practice;

-	set up a safety report of the Products which complies with Annex I of the Regulation;

-	set up a “Product Information File” containing all the information listed in Article 11 of the Regulation in a language easily understood by the competent authorities;

-	keep and store the Product Information File and ensure that it is readily accessible at the address indicated on the label. A copy of the Product Information File will be sent to Sephora upon request.

Confidential	18	SEPHORA – MILK MAKEUP

-	ensure that sampling and analysis of the Products is performed in a reliable and reproducible manner;

-	submit all information listed in Article 13 of the Regulation to the Commission;

-	ensure that the Products comply with the restrictions for substances, substances classified as CMR, nanomaterials and trace of prohibited substances’ provisions provided in the Regulation;

-	ensure that the Products comply with the provisions of the Regulation on animal testing;

-	carry out the labelling of the Products in accordance with Article 19 of the Regulation and approve final artworks before printing;

-	ensure that the claims on packaging comply with the Regulation;

-	ensure access to information on the Products for the public;

-	ensure communication of serious undesirable effects referred to in Article 23 of the Regulation and information requirements on substances to the relevant authorities.

-	provide assistance in case of EU authorities request.

The Company acknowledges and accepts that its name and address will be reproduced on the Products’ packaging in accordance with the Regulation.

2.2 The Company also warrants that:

-	it has and shall have all approvals and licenses necessary to comply with all obligations under this Agreement;

-	it shall during the term of the Agreement comply with all applicable laws, regulations and regulatory requirements in carrying out its obligations under this Agreement and in all matters relating thereto;

-	it shall carry out all obligations under this Agreement in a timely, competent and professional manner with all the necessary care and skill, using personnel with appropriate qualifications, expertise and experience.

-	it has the full and complete right to enter into this Agreement and has not entered into any previous agreement which conflicts with or restricts any term of this Agreement.

Article 3. Obligations and warranties of the Supplier

3.1 The Supplier undertakes to introduce the Company to Sephora and guarantees that the Company has all the necessary skills and experience to perform the Agreement.

3.2 The Supplier agrees to make the Products compliant with the Regulation and undertakes to collaborate with the Company in that respect.

The Supplier shall collaborate with the Company in order to allow the Company to perform the obligations set out in the present mandate.

The Supplier undertakes to provide the Company with all the documents needed in order to fulfill its obligations mentioned in Article 2 above.

In particular, the Supplier undertakes to collaborate with the Company in order to set up the Product Information File of the Products and finalize claims and labelling of the Products.

Confidential	19	SEPHORA – MILK MAKEUP

The Supplier warrants that all information given to the Supplier is valid and accurate.

3.3. The Supplier undertakes to follow any written recommendation of the Company to make the Products compliant with the Regulation and undertakes to immediately inform the Company of any change and/or event that may affect the compliance of the Products with the Regulation and/or the performance of the Agreement.

For instance, the Supplier undertakes to immediately inform the Company of any change in the formulation of the Products.

3.4 The Company shall inform the Supplier in writing when a Product is ready to be launched in EEA countries. The Supplier undertakes to launch in EEA countries Products complying with the Regulation and only Products that have received the Company’s written approval.

3.5 If the Parties intend to launch new Products in EEA countries which are not listed in Appendix 1, the Parties shall sign an addendum to the Agreement.

3.6. The Supplier undertakes to pay the remuneration to the Company as described in Article 4 below.

Article 4. Obligations of Sephora

Subject to the terms of this Agreement, Sephora hereby undertakes to appoint the Company as the sole and exclusive responsible person for the Products pursuant to Article 4 of the Regulation.

Article 5. Remuneration

5.1 In consideration of the Company performing its obligations under this Agreement, the Supplier shall pay the Company the remuneration agreed upon between the Supplier and the Company.

Sephora shall not be liable if the amount required to be paid under this Agreement is not paid by the Supplier.

5.2 The Parties agree that any cost incurred by the performance of this Agreement shall be included in the remuneration and shall not be supported by Sephora.

5.3. It is agreed that in case of disagreement as to the remuneration, the Company may terminate the Agreement under the conditions set out in Article 7.2 below with a six month prior notice period.

Article 6. Reporting

The Company shall, at its own expense, keep full, proper and up-to-date records of its activities pursuant to this Agreement and shall provide Sephora with such information as Sephora may require.

In any case, the Company shall immediately inform Sephora and the Supplier of any issue that may affect consumers’ health and/or any event that may affect the Product’s compliance with the Regulation.

Article 7. Duration and termination

7.1. This Agreement shall come into effect on its date of signature and shall remain in force for an indefinite period of time unless terminated in accordance with the present Article 7.

7.2. Any Party may terminate this Agreement with a written notice period of six months given by registered letter to the two other Parties. The notice period shall begin on the sending date of the registered letter. Such notice period will allow Sephora to enter in a new mandate agreement with a responsible person. It is agreed between the Parties that Sephora will be allowed to sell all the remaining stock of Products bearing the name and address of the Company until the stocks are exhausted. During such period, the Supplier and the Company warrant that the Company will continue to be the Responsible Person for the remaining stock of Products.

Confidential	20	SEPHORA – MILK MAKEUP

Sephora may terminate this Agreement if the Company breaches this Agreement and does not cure such breach within ten (10) days after written notice thereof by Sephora.

The termination or expiration of the Agreement shall not affect any of the provisions of this Agreement which are expressly or by implication to come into or to remain in force after such termination or expiration. In particular, the provisions of Articles 2, 3 and 8 shall survive the expiration or termination of this Agreement howsoever occasioned.

7.3. The Agreement will be automatically terminated in case of termination of the Exclusive Distribution Agreement, howsoever occasioned. No indemnity or any form of compensation shall be due in such case.

7.4. Upon termination of the Agreement for any reason whatsoever, the Company shall immediately return by registered mail to the Supplier all the Product Information File set up in accordance with the Agreement.

Article 8. Liability/lnsurance

8.1 Pursuant to the Regulation, the Company shall act as the “responsible person” and shall be accordingly responsible before consumers and authorities.

8.2 The Company shall indemnify and keep indemnified Sephora in respect of any loss, claim cost by a third party/authorities or any damage suffered by or against Sephora arising in connection with this Agreement, absent Sephora’s negligence or intentional misconduct. In particular, the Company shall indemnify and hold Sephora harmless from and against any claims, actions, demands, fines, judgements, costs and expenses (including reasonable legal fees) arising from any claim issued by a customer or authorities in connection with the performance of the Agreement, unless such claims result from Sephora’s own actions.

8.3. The Company shall maintain in full force and effect, at the Company’s own expense, insurance coverage which shall cover any claim for which the Company may be held liable hereunder for the services provided under this Agreement. The minimum amount of such insurance coverage shall be one million euros per year. A copy of the insurance certificate is annexed in Appendix 2.

Article 9. Confidentiality

The Company shall not either during or up to ten years after the expiry of this Agreement, except to the extent required by law or the Regulation, disclose, authorize the duplication or disclosure of any Confidential information provided by or belonging to Sephora and/or the Supplier to a third party nor use the same in any way other than to perform its obligations under Agreement unless such duplication, use or disclosure is specifically authorized by Sephora and/or the Supplier.

Article 10. Miscellaneous provisions

1)	This Agreement shall be governed by and construed in accordance with the laws of France. The courts of Paris shall have exclusive jurisdiction for all claims arising out of and in connection with this Agreement.

2)	Neither party may assign any of its rights nor obligations under this Agreement to a third party without the written consent of the other Party.

Confidential	21	SEPHORA – MILK MAKEUP

3)	Any notice or other communication required to be given hereunder shall be given by post or facsimile addressed to the party to receive such notice at its address contained in this Agreement or such other address as shall have been notified by either Party to the other for the purposes of this Agreement.

4)	Any modification of this Agreement shall be effective only if agreed in writing and signed by the Parties hereto and the intention to amend this Agreement is clearly expressed.

5)	The waiver of any right herein contained by either party shall not be construed as a waiver of the same right at a future date or as a waiver of any other right herein contained.

6)	The invalidity of any provision in the Agreement shall not affect the continuing enforceability of the remaining provisions thereof.

In Neuilly-sur-Seine

On _____________

In three copies

Sephora	The Company

The Supplier
Alex fotheringham on behalf of MSL 20/06/2019

Appendix 1 - List of the Products and list of EEA countries and fees for each Product

Appendix 2 - Insurance certificate

Confidential	22	SEPHORA – MILK MAKEUP

Appendix 1
List of the Products and list of EEA countries and fees for each Product

UPC Code	Product Description	One-Shot / Catalogue
814333026473	BLUR STICK	CATALOGUE
814333025476	BLUR LIQUID MATTE FOUNDATION / IVORY	CATALOGUE
814333025483	BLUR LIQUID MATTE FOUNDATION / FAIR	CATALOGUE
814333025490	BLUR LIQUID MATTE FOUNDATION / LIGHT	CATALOGUE
814333025506	BLUR LIQUID MATTE FOUNDATION / GOLDEN LIGHT	CATALOGUE
814333025513	BLUR LIQUID MATTE FOUNDATION / MEDIUM LIGHT	CATALOGUE
814333025520	BLUR LIQUID MATTE FOUNDATION / MEDIUM	CATALOGUE
814333025537	BLUR LIQUID MATTE FOUNDATION / WARM MEDIUM	CATALOGUE
814333025544	BLUR LIQUID MATTE FOUNDATION / GOLDEN SAND	CATALOGUE
814333025551	BLUR LIQUID MATTE FOUNDATION / HONEY	CATALOGUE
814333025568	BLUR LIQUID MATTE FOUNDATION / MEDIUM TAN	CATALOGUE
814333025575	BLUR LIQUID MATTE FOUNDATION / CARAMEL	CATALOGUE
814333025582	BLUR LIQUID MATTE FOUNDATION / TAN	CATALOGUE
814333025599	BLUR LIQUID MATTE FOUNDATION / TOFFEE	CATALOGUE
814333025605	BLUR LIQUID MATTE FOUNDATION / GOLDEN DEEP	CATALOGUE
814333025612	BLUR LIQUID MATTE FOUNDATION / WARM DEEP	CATALOGUE
814333025629	BLUR LIQUID MATTE FOUNDATION / DEEP	CATALOGUE
814333025971	BLUR LIQUID MATTE FOUNDATION / PORCELAIN	CATALOGUE
814333025988	BLUR LIQUID MATTE FOUNDATION / CREME	CATALOGUE
814333025995	BLUR LIQUID MATTE FOUNDATION / GOLDEN HONEY	CATALOGUE
814333026510	BLUR LIQUID MATTE FOUNDATION / BISQUE	CATALOGUE
814333026527	BLUR LIQUID MATTE FOUNDATION / CINNAMON	CATALOGUE
814333026534	BLUR LIQUID MATTE FOUNDATION / MOCHA	CATALOGUE
814333026541	BLUR LIQUID MATTE FOUNDATION / COCOA	CATALOGUE
814333026558	BLUR LIQUID MATTE FOUNDATION / ESPRESSO	CATALOGUE
814333025209	COOLING WATER	CATALOGUE
814333025322	TATTOO STAMP / BLACK HEART	CATALOGUE
814333025339	TATTOO STAMP / BLACK STAR	CATALOGUE
814333025797	TATTOO STAMP / MOON	CATALOGUE

Confidential	23	SEPHORA – MILK MAKEUP

UPC Code	Product Description	One-Shot / Catalogue
914333023021	TATTOO STAMP / LIGHTENING BOLT	CATALOGUE
814333025353	FLEX CONCEALER / FAIR	CATALOGUE
814333025360	FLEX CONCEALER / LIGHT	CATALOGUE
814333025377	FLEX CONCEALER / LIGHT MEDIUM	CATALOGUE
814333025384	FLEX CONCEALER / MEDIUM	CATALOGUE
814333025391	FLEX CONCEALER / MEDIUM TAN	CATALOGUE
814333025407	FLEX CONCEALER / TAN	CATALOGUE
814333025414	FLEX CONCEALER / WARM DEEP	CATALOGUE
814333025421	FLEX CONCEALER / DEEP	CATALOGUE
814333026565	FLEX CONCEALER / PORCELAIN	CATALOGUE
814333026572	FLEX CONCEALER / CREME	CATALOGUE
814333026589	FLEX CONCEALER / VANILLA	CATALOGUE
814333026084	FLEX CONCEALER / MEDIUM BEIGE	CATALOGUE
814333026091	FLEX CONCEALER/CARAMEL	CATALOGUE
814333026107	FLEX CONCEALER / CINNAMON	CATALOGUE
814333026114	FLEX CONCEALER / COCOA	CATALOGUE
814333026121	FLEX CONCEALER / ESPRESSO	CATALOGUE
814333025117	GEL BROW/PALE ALE	CATALOGUE
814333025124	GEL BROW/PILSNER	CATALOGUE
814333025131	GEL BROW / DARK BREW	CATALOGUE
814333025186	HIGHLIGHTER/LIT	CATALOGUE
814333025315	HOLOGRAPHIC STICK / SUPERNOVA	CATALOGUE
814333025438	HOLOGRAPHIC STICK / MARS	CATALOGUE
814333025674	HOLOGRAPHIC STICK / STARDUST	CATALOGUE
814333025216	HYDRATING OIL	CATALOGUE
814333025148	LIP & CHEEK/PERK	CATALOGUE
814333025155	LIP & CHEEK / RALLY	CATALOGUE
814333025162	LIP & CHEEK/SWISH	CATALOGUE
814333025179	LIP & CHEEK/QUICKIE	CATALOGUE
814333025773	LIP + CHEEK/WERK	CATALOGUE
814333026213	LIP COLOR/SKILLZ	CATALOGUE
814333026220	LIP COLOR / C.R.E.A.M.	CATALOGUE
814333026237	LIP COLOR / LOW KEY	CATALOGUE
814333026244	LIP COLOR/DEUCES	CATALOGUE
814333026251	LIP COLOR/WIFEY	CATALOGUE
814333026268	LIP COLOR / HYPE	CATALOGUE
814333026275	LIP COLOR / NAME DROP	CATALOGUE
814333026282	LIP COLOR/O.G RED	CATALOGUE
814333026299	LIP COLOR/NEW WHIP	CATALOGUE
814333026305	LIP COLOR/WAVY	CATALOGUE
814333025735	KUSH MASCARA / BOOM	CATALOGUE
814333025902	KUSH CLEAR BROW GEL / HYDRO	CATALOGUE

Confidential	24	SEPHORA – MILK MAKEUP

814333025919	KUSH FIBER BROW GEL / HAZE	CATALOGUE
814333025926	KUSH FIBER BROW GEL / DUTCH	CATALOGUE
814333025933	KUSH FIBER BROW GEL / GRIND	CATALOGUE
814333026398	KUSH FIBER BROW GEL / MJ	CATALOGUE
814333026404	KUSH FIBER BROW GEL / DUB	CATALOGUE
814333026411	KUSH FIBER BROW GEL / HERB	CATALOGUE
814333026428	KUSH FIBER BROW GEL / DIESEL	CATALOGUE
814333026435	KUSH FIBER BROW GEL / CYPHER	CATALOGUE
814333025841	LONG WEAR GEL EYELINER / BOSS	CATALOGUE
814333025858	LONG WEAR GEL EYELINER / CEO	CATALOGUE
814333025865	LONG WEAR GEL EYELINER / BONUS	CATALOGUE
814333025872	LONG WEAR GEL EYELINER / BIZ	CATALOGUE
814333025889	LONG WEAR GEL EYELINER 1 PTO	CATALOGUE
814333025896	LONG WEAR GEL EYELINER / BCC	CATALOGUE
814333025940	BLUR + SET MATTE LOOSE SETTING POWDER / TRANSLUCENT LIGHT	CATALOGUE
814333025957	BLUR + SET MATTE LOOSE SETTING POWDER / TRANSLUCENT MEDIUM	CATALOGUE
814333025964	BLUR + SET MATTE LOOSE SETTING POWDER / TRANSLUCENT DEEP	CATALOGUE
814333025193	MATTE BRONZER/BAKED	CATALOGUE
814333025346	MATTE BRONZER / BLAZE	CATALOGUE
814333026596	WATERMELON BRIGHTENING SERUM	CATALOGUE
814333025445	MATCHA TONER	CATALOGUE
814333025452	MATCHA CLEANSER	CATALOGUE
814333025650	LUMINOUS BLUR STICK	CATALOGUE
814333026183	KUSH LIP BALM / GREEN DRAGON	CATALOGUE
814333026312	KUSH LIP BALM / NUG	CATALOGUE
814333026329	KUSH LIP BALM / BUBBLE	CATALOGUE
814333026336	KUSH LIP BALM / CANNATONIC	CATALOGUE
814333026343	KUSH LIP BALM / PLUSHBERRY	CATALOGUE
814333026176	KUSH LIP GLAZE / CHRONIC	CATALOGUE
814333026169	WATERMELON BRIGHTENING FACE MASK	CATALOGUE
814333026152	MATCHA DETOXIFYING FACE MASK	CATALOGUE
814333026442	CANNABIS HYDRATING FACE MASK	CATALOGUE
814333026190	COOLING WATER EYE PATCHES	CATALOGUE
814333026350	HYDRO GRIP PRIMER	CATALOGUE
814333026367	KUSH WATERPROOF MASCARA / ACES	CATALOGUE
814333026374	KUSH LASH PRIMER / WHITE WIDOW	CATALOGUE
81433302490-5	GLOW OIL LIP + CHEEK / GLIMMER	CATALOGUE
81433302491-2	GLOW OIL LIP + CHEEK / FLARE	CATALOGUE
81433302492-9	GLOW OIL LIP + CHEEK / HALO	CATALOGUE
81433302493-6	GLOW OIL LIP + CHEEK / ASTRO	CATALOGUE
81433302448-6	FLEX HIGHLIGHTER / LIT	CATALOGUE
81433302449-3	FLEX HIGHLIGHTER/ICED	CATALOGUE

Confidential	25	SEPHORA – MILK MAKEUP

81433302450-9	FLEX HIGHLIGHTER / BLITZED	CATALOGUE
81433302451-6	FLEX HIGHLIGHTER / GLAZED	CATALOGUE
81433302407-3	FLEX FOUNDATION STICK / PORCELAIN	CATALOGUE
81433302408-0	FLEX FOUNDATION STICK / SNOW	CATALOGUE
81433302409-7	FLEX FOUNDATION STICK / CREME	CATALOGUE
81433302410-3	FLEX FOUNDATION STICK / FAIR	CATALOGUE
81433302411-0	FLEX FOUNDATION STICK / SHELL	CATALOGUE
81433302412-7	FLEX FOUNDATION STICK / BUFF	CATALOGUE
81433302413-4	FLEX FOUNDATION STICK / VANILLA	CATALOGUE
81433302414-1	FLEX FOUNDATION STICK / LIGHT BEIGE	CATALOGUE
81433302501-8	FLEX FOUNDATION STICK / LIGHT SAND	CATALOGUE
81433302415-8	FLEX FOUNDATION STICK / LIGHT	CATALOGUE
81433302416-5	FLEX FOUNDATION STICK / NUDE	CATALOGUE
81433302417-2	FLEX FOUNDATION STICK / SAND	CATALOGUE
81433302418-9	FLEX FOUNDATION STICK / LIGHT MEDIUM	CATALOGUE
81433302502-5	FLEX FOUNDATION STICK / GOLDEN NUDE	CATALOGUE
81433302419-6	FLEX FOUNDATION STICK / CASHMERE	CATALOGUE
81433302420-2	FLEX FOUNDATION STICK / MEDIUM	CATALOGUE
81433302421-9	FLEX FOUNDATION STICK / MEDIUM BEIGE	CATALOGUE
81433302503-2	FLEX FOUNDATION STICK / GOLDEN SAND	CATALOGUE
81433302504-9	FLEX FOUNDATION STICK / GOLDEN HONEY	CATALOGUE
81433302422-6	FLEX FOUNDATION STICK / ALMOND	CATALOGUE
81433302423-3	FLEX FOUNDATION STICK / HONEY	CATALOGUE
81433302424-0	FLEX FOUNDATION STICK / MEDIUM TAN	CATALOGUE
81433302505-6	FLEX FOUNDATION STICK / PRALINE	CATALOGUE
81433302425-7	FLEX FOUNDATION STICK / AMBER	CATALOGUE
81433302426-4	FLEX FOUNDATION STICK / GOLDEN TAN	CATALOGUE
81433302427-1	FLEX FOUNDATION STICK / CARAMEL	CATALOGUE
81433302428-8	FLEX FOUNDATION STICK / MAPLE	CATALOGUE
81433302429-5	FLEX FOUNDATION STICK / CINNAMON	CATALOGUE
81433302430-1	FLEX FOUNDATION STICK / TAN	CATALOGUE
81433302506-3	FLEX FOUNDATION STICK / GOLDEN DEEP	CATALOGUE
81433302431-8	FLEX FOUNDATION STICK / WARM DEEP	CATALOGUE
81433302432-5	FLEX FOUNDATION STICK / HAZELNUT	CATALOGUE
81433302433-2	FLEX FOUNDATION STICK / DEEP	CATALOGUE
81433302435-6	FLEX FOUNDATION STICK / COCOA	CATALOGUE
81433302436-3	FLEX FOUNDATION STICK / ESPRESSO	CATALOGUE
81433302434-9	FLEX FOUNDATION STICK / RICH	CATALOGUE
81433302669-6	MEET THE FAM 2.0	CATALOGUE
814333025810	MINI HOLOGRAPHIC STICK / SUPERNOVA	CATALOGUE

Confidential	26	SEPHORA – MILK MAKEUP

UPC Code	Product Description	One-Shot / Catalogue
814333025834	MINI BLUR STICK	CATALOGUE
814333025681	MINI COOLING WATER	CATALOGUE
814333025711	MINI HIGHLIGHTER/LIT	CATALOGUE
814333025742	MINI KUSH MASCARA / BOOM	CATALOGUE
814333025728	MINI WATERMELON BRIGHTENING SERUM	CATALOGUE
814333026138	MINI LIP + CHEEK/WERK	CATALOGUE
814333026480	MINI MATCHA TONER	CATALOGUE
814333025827	MINI HOLOGRAPHIC STICK / MARS	CATALOGUE
814333025698	MINI HOLOGRAPHIC STICK / STARDUST	CATALOGUE
	KIT 1 S3	CATALOGUE
	Kush trio set	OS

Alex fotheringham
20/06/2019

Confidential	27	SEPHORA – MILK MAKEUP

Appendix 2
Insurance certificate

[***]

Confidential	28	SEPHORA – MILK MAKEUP

Barlow House Minshull Street Manchester M1 3DZ

T: F: E: W:	0161 236 2532 0161 236 2583 info@m-f-I co uk www m-f-I co uk

PRODUCT & SERVICE PROFESSIONAL LIABILITY AND PRODUCT & SERVICE LIABILITY INSURANCE COVER

The INSURED:	Microbiological Solutions Ltd

Principal Address of the INSURED:	Gollinrod
Walmersley Bury Lancashire BL9 5NB

BUSINESS of the INSURED:

Microbiological Testing and Consultancy Services including Manufacturing, method validation, Virology & Biocide testing and bespoke testing. Chemical Analysis, Batch Testing, New Product Development Testing and Consumer Testing Trials, Project Work around manufacturing processes. Consultancy and regulatory services associated with cosmetics, personal care, cleaning and biocidal products, including acting as EU ‘Responsible Person’, (as per EC 1223/2009) undertaking Toxicological Safety Assessments and multi-region regulatory services. Consultancy and regulatory services, including ‘Only Representative’ service, relating to the European REACH chemical Regulation EC 1907/2006.

INSURERS:	Nucleus Underwriting Ltd — for and on behalf of various Underwriters at Lloyds

We, the Insurance Brokers, hereby certify that the above named Insured is currently insured for the period ending 09/11/2019.

We confirm that the present Limit of Indemnity is not less £5,000,000 Any One Claim & in the Annual Aggregate

The amount of excess carried by the insured for each claim is £1,000 increasing to £2,500 in respect of claims brought in the USA/Canada, Each and Every Claim

The policy is subject to the insuring agreements, exclusions, terms, conditions and declaration contained therein. The above is accurate at the date of signature and no obligation is imposed herein on the signatory to advise of any alterations.

Signed:
Name of Broker:	McParland Finn Limited 27/11/2018

APPENDIX 4

1 – LABELLING COMPULSORILY EXPRESSED IN NATIONAL LANGUAGE

Country	Language
Austria	German
Belgium	Dutch and French and German
Bulgaria	Bulgarian
Czech Republic	Czech
Cyprus	Greek/English
Denmark	Danish
Estonia	Estonian
Fintand	Finnish and Swedish
France	French
Germany	German
Greece	Greek
Hungary	Hungarian
Ireland	English
Italy	Italian
Latvia	Latvian
Litmuania	Lithuanian
Luxemburg	French or German or Luxemburgish
Malta	Maitese/English
Netherlands	Dutch
Norway	Norwegian
Poland	Polish
Portugal	Portuguese
Romania	Romanian
Slovakia	Slovak
Slovenia	Slovenian
Spain	Spanish
Sweden	Swedish
United kingdom	English

Confidential	29	SEPHORA – MILK MAKEUP

2 — LABELLING REQUIREMENTS

Requirements	Container	Packaging	Comments
Name and address of the RP	Yes	Yes
Country of origin	No*	No*	* except for imported cosmetic products (from outside the EU)
Nominal content	Yes	Yes	except in the case of packaging containing less than five grams or five millilitres, free samples and single-application packs
Date of minimum durability if minimum durability ≤ 30 months	Yes	Yes	or the sentence: ‘Best used before the end of followed by the date (Month. Year) or (Day. Month. Year)
fvfinimum durability > 30 months and PAO if relevant	PaO to be labelled	PaO to be labelled	Months and/or years (usually in months as “x M”)
Particular precautions to be observed in use	Yes	Yes	Where it is impossible for practical reasons to label, the information shall be mentioned on an enclosed or attached leaflet, label, tape, tag or card and shall be referred to by
Batch number	Yes*	Yes	* Except where this is impossible for practical reasons because the cosmetic products are too small
Function of the product	Yes*	Yes*	* unless it is clear from its presentation
Ingredients list	No*	Yes

* except if there is no packaging

Where it is impossible for practical reasons to Label, the information shall be mentioned on an enclosed or attached leaflet, Libel, tape, tag or card and shall be referred to by

For small products, when the above solutions are not possible, this information shall appear on a notice in the immediate proximity of the product at the point of sale.
(“Hand in book” symbol not needed)

Confidential	30	SEPHORA – MILK MAKEUP

APPENDIX 5

POST- MARKETING SURVEILLANCE CONTACTS

Main contact: Sara Rehart @ milk makeup

Name: Rehart

First name: Sara

Quality: Regulatory and Compliance Manager

Address: 450 W. 15th St, Floor 2 New York, NY 10011

Telephone: 1 (917) 699-6442

Email address: srehart@milkmakeup.com

In case of absence of the Main Contact: Jessica Blanco

Name: Blanco

First Name: Jessica

Quality: VP; Product Development & Packaging

Address: 450 W. 15th St, Floor 2 New York, NY 10011

Telephone: 1 (718) 404-5071

Email address: jess@milkmakeup.com

Confidential	31	SEPHORA – MILK MAKEUP

MILK MAKEUP, LLC
To the attention of Steve Nguyen 450 W 15TH Street
NEW YORK NY 10011

Neuilly-sur-Seine, on February, 26th, 2021

Registered letter with return receipt requested

RE: 2021 Trade Terms & Conditions - MILK MAKEUP (the “Supplier”)

Dear Sir,

Further to our last exchanges, we are very pleased to have reached an agreement on the trade terms and conditions relating to our collaboration for 2021, as follows:

The negotiation has been carried out in good faith between SEPHORA and your company (the “Parties”) based on your [two-period] price list (the “Price List”) for 2021 as detailed in the Appendix “Products’ price list”.

The price set in the present letter is the price agreed upon for 2021.

Any modification of the Price List that is planned, must be communicated to SEPHORA by registered mail with acknowledgement of receipt at least two (2) months before its desired date of application. In every case, it must be justified by unbiased and verifiable elements.

In the event that Sephora accepts this modification of the Price List, the Parties must sign an amendment for this modification to be applicable between them.

Any modification of the Price List may lead to the renegotiation of the present as a whole in order to preserve its general economy.

It is specified that the applicable agreed price is the one in force on the date on which SEPHORA orders the Products.

SEPHORA shall purchase your products (the “Products”) in Euros and pay its orders in Euros. The payment terms for the Products agreed upon between the Parties is 45 days end of month, date of invoice. Any payment delay shall give rise to penalties equal to three times the legal interest rate and to the payment of a fixed compensation of 40€ for recovery costs.

The trade terms are applicable to the following territory: France, Luxembourg, Monaco, Italy, Spain, Portugal, Greece, Romania, Serbia, Bulgaria, Czech Republic, Poland, Turkey, Denmark, Sweden, Switzerland and Germany (hereafter, the “Territory”).

Exclusivity is granted to SEPHORA in the Territory.

However, the Supplier reserves the right to sell his products in the Territories through its own Milk stores and Milk website, as well as travel retail, being defined as sales outlets located in restricted areas of various transport hubs, including airports, sea ports, railway stations, cruise liners, as well as in free zones and areas subject to a specific status, such as diplomatic and military zones and through commercial partnership proposing products via boxes (Birchbox, Blissim, Glossybox…)

SEPHORA SAS Société par actions simplifiée au capital de 78 256 500 euros - R.C.S Nanterre B 393 712 286

Adresse de correspondance : 240, rue du Champ Rouge - 45770 Saran - France - Tél. +33 (0)2 38 70 69 00 - Fax. +33 (0)2 38 70 68 90

Siège Social: 41, rue Ybry - 92576 Neuilly-sur-Seine Cedex - France - Tél. +33 (0)1 41 88 50 00 - Fax. +33 (0)1 41 88 50 01

Consequently, the Supplier shall refrain from appointing any third party as distributor or agent for the Products in the Territory and shall refrain from making direct sales of the Products in the Territory.

In the event that, during the year, SEPHORA lists new Products proposed by the Supplier, the terms and conditions of the present letter shall apply automatically.

The Parties agree that, during the year, they may set up new obligations which shall give rise to the execution of an amendment.

In case of contradiction between the present letter and the distribution agreement signed on June 19th, 2019, the present provisions shall prevail.

In accordance with the law (Article L. 441-4 of the Commercial Code), the Parties have specified the following estimated turnover:

3 000 000 excluding VAT, equating to the turnover of year N-1.

It is specified that the estimated turnover shall under no circumstances constitute a Product volume purchasing commitment on the part of SEPHORA.

1°	CONDITIONS APPLICABLE TO THE SALE OF THE PRODUCTS AND OTHER OBLIGATIONS INTENDED TO FACILITATE THE COMMERCIAL RELATIONSHIP BETWEEN THE PARTIES

A.	INVOICE DISCOUNTS:

These discounts are applicable to all purchases made by SEPHORA.

Discount for the stimulation of the sell-in turnover on specific references

In order to stimulate its purchasing turnover, on mutually agreed dates the Supplier will grant SEPHORA an occasional discount of [***]

A turnover stimulation discount may be negotiated by the Parties if new products are developed during the year. As applicable, the Parties may formalize their agreement by signing an amendment.

2°	COMMERCIAL COOPERATION SERVICES PROVIDED BY SEPHORA FOR PRODUCT RESALE

This covers any service suitable for developing the sale of the Products that is distinct from the purchase and sale obligations (the “Marketing Event(s)”).

A global budget of “Marketing Contribution” linked to these Marketing Events will be discussed each year by the Parties and expressed either as an absolute value or as a percentage of the 2021 Sell Out. SEPHORA shall invoice the global amount to Supplier without any possibility for the latter to pay by providing free Products.

If the details of each Marketing Event (i.e. the purpose, performance date, duration, remuneration and Products concerned) are not specified in the present letter, such details shall be defined during the year, in implementation agreements entered into by SEPHORA and the Supplier.

After each Marketing Event, SEPHORA shall send to the Supplier an invoice for an amount equal to the remuneration that corresponds to said Marketing Event(s).

Said invoice shall be paid to SEPHORA within forty-five (45) days end of month, date of invoice.

Any payment delay shall give rise to penalties equal to three times the legal interest rate and to the payment of a fixed compensation of 40€ for recovery costs.

If the remuneration of the Marketing Event is expressed as a percentage of the Sell Out, SEPHORA shall issue, at the beginning of 2021, a corrective invoice stating the total remuneration payable in consideration of the Marketing Events performed in 2021, as well as any payments made during said year. The balance set forth in the corrective invoice shall be paid by the Supplier within 45 days end of month, date of invoice.

If the payments made by the Supplier are above the amount to be paid by it, SEPHORA shall issue a corrective credit note.

The Parties acknowledge that these Marketing Events benefit all Products generally and without distinction.

It is understood that setting up these Marketing Events does not generate any purchase obligation for SEPHORA.

The Supplier undertakes to comply with the undertakings described in Annex “Warranties/Mandate”.

[***]

The Marketing Contribution will only be used for direct costs (e.g specific in-store animations / promotions /online campaign & support endcaps, launch pads, pop-up areas, beauty bars, internet campaigns, CRM actions, etc.) associated with the Marketing Events of the Products at Sephora in the Territory and/or the PR plan to the exclusion of any indirect costs (such as gate fees).

This covers any service suitable for developing the sale of the Products that is distinct from the purchase and sale obligations and are likely to include:

●	Sales Events
●	Co Advertising Media / OP Traffic
●	CRM
●	Training Services
●	Staff Training
●	Conventions
●	Challenge
●	Market Week Participation
●	In-store Animations
●	PR Events

Exact spend per activity can be reviewed throughout the year in agreement between both parties and in function of business needs and re-attributed to other activities.

The details of each Marketing Event and/or PR plan (i.e. the purpose, performance date, duration, remuneration and Products concerned) shall be defined during the year, in separate agreements to be entered into between SEPHORA and the Supplier.

After each Marketing Event or PR plan, SEPHORA shall send to the Supplier an invoice for an amount equal to the remuneration that corresponds to said Marketing Event/PR plan. Subject to a prior written agreement between the Parties, the Supplier shall be entitled to pay directly third parties for the performance of certain Marketing Event/PR plans provided that Sephora receives a quotation at least 10 business days before the Marketing Event/PR plan and gives it prior written approval. The amount paid directly by the Supplier to the third party shall be deducted from the Marketing Contribution.”

Said invoice shall be paid to SEPHORA within forty-five (45), date of invoice. Any payment delay shall give rise to penalties equal to three times the legal interest rate and to the payment of a fixed compensation of 40€ for recovery costs.

The Parties acknowledge that these Marketing Events benefit all Products generally or specific Products as agreed between the Parties.

It is understood that setting up these Marketing Events/PR plans does not generate any purchase obligation for SEPHORA.

Merchandising Costs:

The Merchandising costs relating to MILK’s Gondolas set up will be as follows:

-	Costs related to the manufacture (production, transportation, installation & customs) of Gondolas: [***]

-	Other costs related to Gondolas (updates, adaptation): t[***]

COMMUNICATION PLAN

As part of the communications on the Products performed by the Supplier within the Territory, the Supplier undertakes to use the hashtags provided by SEPHORA and more generally to associate SEPHORA with these communications.

In addition, as part of the communication actions carried out by the Supplier with its influencers on the Products, the Supplier undertakes to propose and encourage its influencers to use the hashtags provided by SEPHORA in accordance with the laws and regulations in force.

OTHER LEVERS OF COLLABORATION

●	STATISTICAL DATA

In consideration of the exclusivity granted by the Supplier, SEPHORA shall provide the Supplier, free of charge, with the monthly statistical data mentioned below.

Exchange of weekly statistical data “Sales per axis per country (Report 5 1)”:

SEPHORA shall, on a monthly basis, send to the Supplier statistical data “Sales per axis per country, enabling it to improve its business management. The communication methods shall be defined mutually.

Exchange of monthly statistical data “Sales per axis per distribution channel per country (Report 1)”:

SEPHORA shall, on a monthly basis, send to the Supplier statistical data “Sales per axis per country, enabling it to improve its business management. The communication methods shall be defined mutually.

Exchange of monthly statistical data “Sales per region and per store” (Report 2 2)”:

SEPHORA shall, on a monthly basis, send to the Supplier statistical data “Sales per region and per store, enabling it to improve its business management. The communication methods shall be defined mutually.

Exchange of monthly statistical data “Sales, Quantity by Department, Franchise and SKU per country (Report 4 3)”:

SEPHORA shall, on a monthly basis, send to the Supplier statistical data “Sales, Quantity, by Department, Franchise and SKU per country”, enabling it to improve its business management. The communication methods shall be defined mutually.

●	SALES REPRESENTATIVES

The Supplier certifies that the sales representatives and make-up staff (hereinafter referred to jointly as the “Representatives”) assigned by it provide services in SEPHORA stores work under its subordination or that of the enterprise hired by the Supplier, and are employed in compliance with the regulations in force in each country of the Territory. In the event of a breach of this obligation, the Supplier undertakes to indemnify and hold harmless SEPHORA from and against any consequences that result therefrom for SEPHORA.

The Supplier must ensure that it only uses service providers or temporary workers under the conditions or circumstances authorized by the regulations in force in each country of the Territory.

The Supplier was informed beforehand of the safety and risk prevention measures applicable to Representatives and implemented by SEPHORA (For Representatives present in Sephora stores in France, cf. Appendix “Risk Prevention and Safety Plan Applicable to Sales Representatives”). In this respect, it has been agreed that the Representatives must report to a Manager of the store to which they are assigned so that such Manager may ensure that they are fully aware of all applicable health and safety rules, measures and policies. The Supplier undertakes to cause the Representatives to comply with this prerequisite before the performance of any in-store services.

Regarding the Representatives present in Sephora stores in France, the Supplier shall ensure that the Representatives assigned by it comply with the General Terms and Conditions for Representatives that Sephora provided to the Supplier (cf. Appendix “General Terms and Conditions for Representatives”).

●	PROMOTIONAL MEANS MANAGEMENT

The Parties have agreed on the conditions set out below relative to the following Products:

☐	Samples, GWPs, Free Products

The Supplier shall deliver at its own expenses promotional means (Samples, GWP Free Products). Quantities will be discussed and validated between both Parties prior to each action plan.

☐	Testers

The Supplier authorizes SEPHORA to present, in the Territory points of sales, MILK Products as testers.

The Supplier agrees to grant a rebate amounting to [***] of the Milk Sell Out excluding VAT realized from January 1st to December 31st of each concerned year in the Territory.

This % is subject to change according annual returns, 2021 returns + DIF [***]

In case of incomplete year, the rebate will apply on the turnover of the months during which the contract was in effect.

The remuneration to be paid shall give rise to discounts in the form of credit notes issued on a monthly basis by the Supplier.

The amount of the credit notes shall be calculated on the basis of the MILK Sell Out excluding VAT realized by Sephora during the previous month.

The credit note will be issued not later than 30 days after the end of each month for which the credit note applies.

Such credit notes shall be set-off from amounts owed by Sephora to the Supplier.

In accordance with Article L441-6 I 8° of the French Commercial Code, any payment delay shall give rise to penalties equal to three times the legal interest rate and to the payment of a fixed compensation of 40€ for recovery costs.

QUALITY POLICY

For the implementation of the SEPHORA quality policy, SEPHORA and the Supplier shall work in partnership with each other in order to monitor the quality of the Supplier’s production sites and the Products distributed through SEPHORA stores. In this respect, SEPHORA and the Supplier shall agree on an annual quality control plan that is defined in the quality requirements letter signed at the start of the partnership and concerning the Supplier’s production sites and the Products, as detailed in the Appendix “Annual Cost of Quality”. This plan shall make it possible for the Supplier, in particular, through the implementation of quality controls, to have information on the quality of the Products, once the transportation and/or storage phase for said Products have been completed.

In the context of quality audits and controls conducted by Sephora, the findings will be shared by SEPHORA and the Supplier. Any non-conformities will give rise to an action plan and specific monitoring.

The Supplier undertakes to pay the costs of quality detailed in the appendix entitled “Annual Costs of Quality” for the implementation of the SEPHORA Quality Policy for 2021.

SEPHORA shall send the Supplier invoice for an amount equal to the remuneration that corresponds to said quality control(s). Said invoice shall be paid to SEPHORA within 45 days end of month, date of invoice. Any payment delay shall give rise to penalties equal to three times the legal interest rate in force and to the payment of a fixed indemnity of €40 for recovery costs.

COMPENSATION

The Supplier authorizes SEPHORA to set off the amounts payable by SEPHORA against any amounts payable by the Supplier, pursuant to the performance of the present letter, for any reason whatsoever.

RETURN MANAGEMENT

The Parties agree that Products (i) discontinued by the Supplier(ii) whose packaging has been modified by the Supplier; (iii) the “one-shot” and “limited editions” Products shall be returned, subject to the Supplier’s prior consent, without discount and deduction of the return value of the Products from the sell-in base of the current year.

In other cases, the Parties may agree during the year on unsold Products which shall be returned, it being specified that these returns shall only concern one part of the stocks and be subject to the Supplier’s consent in accordance with the terms and conditions agreed upon by both Parties. The Supplier acknowledges that said returns will allow it to improve the quality of its stocks.

It has been agreed, MILK will take back approx. 2,5% of its SO excl VAT for 2021. This % is subject to change according DIF consumption, 2021 returns + DIF combined being capped at 5% of SO excl VAT.

Should the present letter be terminated for any reason whatsoever, the Parties shall meet in order to define the modalities of possible Product returns.

CUSTOMS REGULATIONS AMENDMENTS

In the event of any modification in customs regulation applicable to the imported Products (ex.: increase of import customs duties, setting up of import customs barriers) which was not known when the Agreement was entered into, the Party in charge of customs clearance of the Products may inform the other Party thereof by registered letter with return receipt.

In this case, in order to take into account this modification in customs regulation, the Parties agree to meet within one (1) month of the receipt of the aforementioned registered letter to renegotiate the Agreement.

In the absence of an agreement between the Parties concerning the continued performance of the Agreement within two (2) months following their meeting, each Party may terminate the Agreement by registered letter with the return receipt

RISK PREVENTION AND SAFETY PLAN APPLICABLE TO SALES REPRESENTATIVES

The Supplier shall be informed of the safety and risk control measures implemented by SEPHORA and applicable to the Supplier’s Representatives (cf. Appendix “Risk prevention and safety plan applicable to sales representatives”), and undertakes to comply therewith.

PERSONAL DATA

Each Party undertakes to collect and process personal data in full compliance with applicable personal data-protection provisions and European regulations, in particular the French Act no. 78-17 of 6 January 1978 on Information Technology, Data Files and Civil Liberties as amended, and, the EU Regulation 2016/679 of 27 April 2016 (GDPR) (hereinafter the « Applicable Law »).

Within performance of the Agreement, the Supplier will access, receive, use and/or enrich information and data, including personal data as defined by the Applicable Law (hereinafter referred as the « Data »). Such Data include any personal DataFOR within the meaning of Applicable Law which the Supplier process on behalf of SEPHORA and that are related to customers, prospects, employees and service providers and/or subcontractors (whether or not such personal Data have been collected by SEPHORA).

In light of the above, the Supplier may process:

(i)	Data from SEPHORA employees, service providers or subcontractors for the following purposes: for management of performance under the Agreement and for commercial cooperation services;
(ii)	Data from SEPHORA customers and/or prospects for the following purposes: (a) in the context of determined promotional contests, (b) for the provision of services by the Supplier in stores, (c) execution of trade cooperation services, (d) sampling platforms and (e) provision of digital tools or services to Sephora’s customers and/or prospects (for example: integration of digital functionality on the website and/or in Sephora’s stores, Sephora’s customers solicitation within the context of an event, etc....);
(iii)	Data from SEPHORA customers to comply with its regulatory obligations in the field of cosmetovigilance.

The Parties acknowledge that, in compliance with the Applicable Law, the Supplier will hold the position of data controller for processing the Data referred to in point (i), of data processor within the processing referred to in point (ii); each Party will hold the position of data controller for the part of the processing it carries out referred to in point (iii).

In addition, in the event of data processing carried out by either Party on their sole and exclusive behalf and under their own responsibility, the Party carrying out such processing shall alone have the status of Data controller. On the date of signature of this Agreement, Sephora will use the Data for products recalls, for the provision sales representatives in store, in the context of customer service, management of performance under the Agreement and for the execution of commercial cooperation services.

Any further Data process realized for purposes other than those provided in this section shall require a specific agreement between the Parties.

Under all circumstances, Data belonging to and previously owned by each Party before entering into the Agreement remain the sole property of the owning Party. In particular, all files, documents, contents created and/or used by SEPHORA within performance of the Agreement, Data including any kind of information of provided by SEPHORA to the Supplier, are and shall remain in any event the property of SEPHORA and the Supplier will keep those confidential in accordance with provisions of the article « Confidentiality».

Under Applicable Law, each Party undertakes to carry out under its own responsibility, Privacy by Default and/or Privacy by Design formalities and actions that might be necessary thought its involvement in the performance of the Agreement.

The Parties acknowledge that, in compliance with the Applicable Law, SEPHORA will hold the position of Data controller and the Supplier will hold the position of Data processor for all Data process provided in this Article with exception for any other Data process realized by the Supplier for its own behalf. In this latter case, the Supplier shall hold solely the position of Data controller on the Data concerned.

In accordance with Applicable Law, the Supplier undertakes, within performance of the Agreement, to take all due precautions in order to insure the personal Data security and notably to prevent the latter from being altered, damaged or communicated to unauthorized persons.

Therefore, the Supplier undertakes to comply, and to enforce compliance of its employees, subcontractors and in general terms of any third party acting at its request, with the following obligations:

- not to take any copy of the Data including notably the documents and information materials the latter is entrusted with, except those required for the performance of the Agreement, subject to SEPHORA’s prior consent;

- not to use the Data, documents and information processed for purposes other than those specified in the Agreement;

- not to disclose the Data, documents or information to third parties, whether being private or public bodies, natural persons or legal entities;

- not to assign, transfer or disclose the Data, free of charge or against payment, to any third party, nor to use it for business purpose or make it use on the Supplier behalf, unless upon request or express authorization from SEPHORA;

- take all measures in order to avoid any misuse or fraudulent use of the Data including computer files in the course of execution of the Agreement;

- implement all security measures, especially technical and organizational, in order to insure storage and integrity of the Data, documents and information processed throughout the Agreement term; and

- upon termination of the business relationship for any reason whatsoever, carry out destruction of every manual or computerized files storing SEPHORA’s Data.

Should personal Data be transferred outside the European Union, the Parties state that the Supplier will provide SEPHORA with the necessary guarantees for this transfer in accordance with Applicable Law. Notably, SEPHORA will sign with the Supplier the standard contractual clauses of the European Commission or any other document that might be useful with regard to the processing in question and the country to which the data is exported.

SEPHORA may itself or by way of an appointed provider, conduct audits to verify the Supplier’s compliance with its obligations under provisions of the present article. Such audit may occur at any time, subject to at least a forty-eight (48) hours prior notice.

Should the terms of the present article be infringed, SEPHORA may rightfully terminate the Agreement, with immediate effect and without compensation for the Supplier.

FORCE MAJEURE

The Parties’ obligations shall automatically and mutually be suspended if an event of force majeure occurs, as defined by Article 1218 of the French Civil Code and the case law of the French “Cour de Cassation” (i.e. French supreme court).

It is specified that an event of force majeure includes, but is not limited to: riots, wars, uprisings, acts of terrorism, major disturbances of public order, floods, fires, health crises including major epidemics and pandemics, earthquakes, hurricanes, but also political and governmental decisions including export bans.

On the contrary, an internal strike within the company of one of the Parties shall under no circumstances be considered as an event of force majeure.

In such case, the Party ascertaining the event of force majeure must immediately notify the other Party by any appropriate mean of its inability to perform partially or totally its obligations. Then the defaulting Party shall confirm it by registered letter with acknowledgement of receipt or, failing this, by e-mail with the option of acknowledgement of receipt to the other Party.

The defaulting Party will finally be required to do its utmost to mitigate the consequences arising from this partial or total impossibility, which shall in any event not engage its liability for failure to fulfill its obligations or involve paying damages.

Following the cessation of the force majeure event, the Parties shall do their best efforts to resume, as soon as possible, the normal course of their obligations’ performance. To this end, the Party prevented or the most diligent Party shall notify as soon as possible the other Party of the resumption of its obligations by registered letter with acknowledgement of receipt or, failing this, by e-mail with the acknowledgement of receipt option.

In the event that the Parties’ obligations are suspended for more than thirty (30) days from the occurrence of the force majeure event, the Parties shall enter into discussions in order to consider alternative measures and agree together on possible adjustments to the present agreement.

In any event, in case the suspension of the Parties’ obligations lasts for a period of more than three (3) months from the occurrence of the event of force majeure, the present agreement may be terminated automatically by either of the Parties via the sending of a registered letter with acknowledgement of receipt to the other Party.

HARDSHIP CLAUSE

If, during the performance of the present agreement, one of the Parties encounters a change in circumstances that was unforeseeable when the agreement was entered into, which makes the performance thereof excessively costly, without that Party having agreed to assume the associated risk, it may inform the other Party thereof by registered letter with acknowledgment of receipt or email with acknowledgment of receipt. The Parties agree to meet within one (1) month of receipt of the aforementioned registered letter or email in order to renegotiate the present agreement. Each Party shall continue to perform its obligations during the renegotiation.

The Parties expressly intend to exclude the provisions of Article 1195 of the French Civil Code which do not apply to the present agreement. In particular, in the absence of agreement between the Parties on the element justifying a possible renegotiation and/or on the adaptations of the agreement, the Parties expressly waive the right to have recourse to a judge to request the adaptation, revision or termination of the agreement on the date and under the conditions set by the judge.

In such a case, in the absence of agreement between the Parties on the adaptations to the agreement within three (3) months from receipt of the registered letter with acknowledgement of receipt or the email with acknowledgement of receipt requesting to initiate renegotiation under this Article, each Party may terminate the present by registered letter with acknowledgement of receipt stating the default of agreement, and the agreement shall terminate automatically and ipso jure (except for orders in progress which shall continue to apply until their term) [notice period] upon receipt of such letter by the other Party, without either Party being entitled to any compensation.

CONFIDENTIALITY

Subject to any disclosure obligations vis-à-vis competent administrations, the Parties agree that the present letter, the negotiated terms and, more generally, any information or documents which may be exchanged between them within the framework of their contractual relationship are strictly confidential.

APPLICABLE LAW / SETTLEMENT OF DISPUTES

The present letter is governed by French law.

In the event of a dispute concerning directly or indirectly the negotiation, existence, validity, performance, execution, interpretation, termination and/or consequences of the present letter and more generally the relations between the Parties. The latter shall strive, as a priority, to settle their dispute amicably. If an amicable agreement cannot be found within one (1) month as from the dispute arising, the PARIS COMMERCIAL COURT shall be the exclusive jurisdiction for hearing the dispute between the Parties, even in the event of third party notice or multiple defendants.

In order to formalize our annual agreement in accordance with Article L441-4 of the French Commercial Code, please return to us the present letter, duly signed and bearing the handwritten statement “Signed as agreed”.

We remind you that the present letter comes into effect on January 1st, 2021 and is applicable until December 31st, 2021. In the absence of an agreement between the Parties on December 31st, 2021, the present letter will continue to apply until the coming into force of a new trade terms letter for 2022 or at the latest until March 1, 2022. The present letter may be terminated by either Party, upon reasonable notice notified to the other Party by registered letter with acknowledgment of receipt. The present letter may also be terminated as of right, in the event of a serious breach of one or more of its obligations under the present letter by one of the Parties, after formal notice to perform sent by the other Party, via registered letter with return receipt, has remained without effect for thirty (30) days.

This Agreement may be signed manually in two (2) original copies or electronically.

In the event of an electronic signature, the present will be treated as an original document having the same binding force as a manually signed original, in accordance with article 1367 of the French Civil Code.

Sincerely yours,

Vianney DUBOIS	Steve NGUYEN
EME Negotiation Director	CFO
[Signature + handwritten statement “Signed as agreed”]

Signed as Agreed

LIST OF APPENDICES

APPENDIX – “Products price list”

APPENDIX – “Customs”

APPENDIX – “Annual Cost of Quality”

APPENDIX – “Specifications and fee schedule materials 2020”

APPENDIX – “Guarantees/Mandates”

APPENDIX – Master Data Articles

APPENDIX – “Risk Prevention and Safety Plan Applicable to Sales Representatives”

APPENDIX– “General Terms and Conditions for Representatives”

APPENDIX

PRODUCTS PRICE LIST

Unless otherwise agreed upon between the Parties in writing, prices are firm and non-revisable and are exclusive of Customs duties, VAT and any other taxes and duties levied at the time of the importation in accordance with FCA incoterm. Prices include Customs clearance costs at the time of export and the insurance to the address set forth on the purchase order (Santa Cristina, Italy, Saran, France or any other warehouse specified on the delivery note). The obligations of each Party are set out in the Appendix “Customs”.

EAN code	SKU DESCRIPTION	PURCHASE PRICE in euros€ applicable from 01 Jan 2021 to 31 March 2021	PURCHASE PRICE in euros€ applicable from 01 April 2021 to 31 Dec 2021
814333026442	CANNABIS HYDRATING FACE MASK	[***]	[***]
814333025209	COOLING WATER	[***]	[***]
814333025216	HYDRATING OIL	[***]	[***]
814333026350	HYDRO GRIP PRIMER	[***]	[***]
814333026374	KUSH LASH PRIMER	[***]	[***]
814333025735	KUSH MASCARA	[***]	[***]
814333026367	KUSH WATERPROOF MASCARA	[***]	[***]
814333025681	MINI COOLING WATER	[***]	[***]
814333025711	MINI HIGHLIGHTER LIT	[***]	[***]
814333026145	MINI HIGHLIGHTER TURNT	[***]	[***]
814333026138	MINI LIP & CHEEK WERK	[***]	[***]
814333025728	MINI WATERMELON BRIGHTENING SERUM	[***]	[***]
814333026596	WATERMELON BRIGHTENING SERUM	[***]	[***]
814333027241	MINI LIP & CHEEK PERK	[***]	[***]
814333026800	MINI VEGAN MILK MOISTURIZER	[***]	[***]
814333027432	MINI LIP & CHEEK - FLIP	[***]	[***]
814333027449	MINI LIP & CHEEK - QUIRK	[***]	[***]
814333027463	MINI LIP & CHEEK - RALLY	[***]	[***]
814333027470	MINI LIP & CHEEK - QUICKIE	[***]	[***]
814333028408	KUSH LIQUID EYELINER	[***]	[***]
814333027777	KUSH LIP SCRUB - SNOWCAP	[***]	[***]
814333027753	VEGAN MILK CLEANSER	[***]	[***]
814333026466	MINI HYDRO GRIP PRIMER	[***]	[***]
814333025940	BLUR+SET POWDER LIGHT	[***]	[***]
814333025957	BLUR+SET POWDER MEDIUM	[***]	[***]
814333025964	BLUR+SET POWDER DEEP	[***]	[***]
814333025476	BLUR LIQUID MATTE FOUNDATION - IVORY	[***]	[***]
814333025483	BLUR LIQUID MATTE FOUNDATION - FAIR	[***]	[***]
814333025490	BLUR LIQUID MATTE FOUNDATION - LIGHT	[***]	[***]

814333025506	BLUR LIQUID MATTE FOUNDATION - GOLDEN LIGHT	[***]	[***]
814333025513	BLUR LIQUID MATTE FOUNDATION - MEDIUM LIGHT	[***]	[***]
814333025520	BLUR LIQUID MATTE FOUNDATION - MEDIUM	[***]	[***]
814333025537	BLUR LIQUID MATTE FOUNDATION - WARM MEDIUM	[***]	[***]
814333025544	BLUR LIQUID MATTE FOUNDATION - GOLDEN SAND	[***]	[***]
814333025551	BLUR LIQUID MATTE FOUNDATION - HONEY	[***]	[***]
814333025568	BLUR LIQUID MATTE FOUNDATION - MEDIUM TAN	[***]	[***]
814333025575	BLUR LIQUID MATTE FOUNDATION - CARAMEL	[***]	[***]
814333025582	BLUR LIQUID MATTE FOUNDATION - TAN	[***]	[***]
814333025599	BLUR LIQUID MATTE FOUNDATION - TOFFEE	[***]	[***]
814333025605	BLUR LIQUID MATTE FOUNDATION - GOLDEN DEEP	[***]	[***]
814333025612	BLUR LIQUID MATTE FOUNDATION - WARM DEEP	[***]	[***]
814333025629	BLUR LIQUID MATTE FOUNDATION - DEEP	[***]	[***]
814333025971	BLUR LIQUID MATTE FOUNDATION - PORCELAIN	[***]	[***]
814333025988	BLUR LIQUID MATTE FOUNDATION - CREME	[***]	[***]
814333025995	BLUR LIQUID MATTE FOUNDATION - GOLDEN HONEY	[***]	[***]
814333026510	BLUR LIQUID MATTE FOUNDATION - BISQUE	[***]	[***]
814333026527	BLUR LIQUID MATTE FOUNDATION - CINNAMON	[***]	[***]
814333026534	BLUR LIQUID MATTE FOUNDATION - MOCHA	[***]	[***]
814333026541	BLUR LIQUID MATTE FOUNDATION - COCOA	[***]	[***]
814333026558	BLUR LIQUID MATTE FOUNDATION - ESPRESSO	[***]	[***]
814333026473	BLUR STICK	[***]	[***]
814333026190	COOLING WATER UNDEREYE PATCHES	[***]	[***]
814333025353	FLEX CONCEALER - FAIR	[***]	[***]
814333025360	FLEX CONCEALER - LIGHT	[***]	[***]
814333025377	FLEX CONCEALER - LIGHT MEDIUM	[***]	[***]
814333025384	FLEX CONCEALER - MEDIUM	[***]	[***]
814333025391	FLEX CONCEALER - MEDIUM TAN	[***]	[***]
814333025407	FLEX CONCEALER - TAN	[***]	[***]
814333025414	FLEX CONCEALER - WARM DEEP	[***]	[***]
814333025421	FLEX CONCEALER - DEEP	[***]	[***]
814333026565	FLEX CONCEALER - PORCELAIN	[***]	[***]
814333026572	FLEX CONCEALER - CREME	[***]	[***]
814333026589	FLEX CONCEALER - VANILLA	[***]	[***]
814333026084	FLEX CONCEALER - MEDIUM BEIGE	[***]	[***]
814333026091	FLEX CONCEALER - CARAMEL	[***]	[***]
814333026107	FLEX CONCEALER - CINNAMON	[***]	[***]
814333026114	FLEX CONCEALER - COCOA	[***]	[***]
814333026121	FLEX CONCEALER - ESPRESSO	[***]	[***]
814333024219	FLEX FOUNDATION MEDIUM BEIGE	[***]	[***]
814333024158	FLEX FOUNDATION LIGHT	[***]	[***]
814333024202	FLEX FOUNDATION MEDIUM	[***]	[***]
814333024233	FLEX FOUNDATION HONEY	[***]	[***]

814333024172	FLEX FOUNDATION SAND	[***]	[***]
814333024271	FLEX FOUNDATION CARAMEL	[***]	[***]
814333024189	FLEX FOUNDATION LIGHT MEDIUM	[***]	[***]
814333024141	FLEX FOUNDATION LIGHT BEIGE	[***]	[***]
814333024295	FLEX FOUNDATION CINNAMON	[***]	[***]
814333024264	FLEX FOUNDATION GOLDEN TAN	[***]	[***]
814333024127	FLEX FOUNDATION BUFF	[***]	[***]
814333024240	FLEX FOUNDATION MEDIUM TAN	[***]	[***]
814333024226	FLEX FOUNDATION ALMOND	[***]	[***]
814333024196	FLEX FOUNDATION CASHMERE	[***]	[***]
814333024097	FLEX FOUNDATION CREME	[***]	[***]
814333024165	FLEX FOUNDATION NUDE	[***]	[***]
814333024073	FLEX FOUNDATION PORCELAIN	[***]	[***]
814333024332	FLEX FOUNDATION DEEP	[***]	[***]
814333024110	FLEX FOUNDATION SHELL	[***]	[***]
814333024301	FLEX FOUNDATION TAN	[***]	[***]
814333024103	FLEX FOUNDATION FAIR	[***]	[***]
814333024257	FLEX FOUNDATION AMBER	[***]	[***]
814333024325	FLEX FOUNDATION HAZELNUT	[***]	[***]
814333024134	FLEX FOUNDATION VANILLA	[***]	[***]
814333024080	FLEX FOUNDATION SNOW	[***]	[***]
814333024318	FLEX FOUNDATION WARM DEEP	[***]	[***]
814333024349	FLEX FOUNDATION RICH	[***]	[***]
814333024288	FLEX FOUNDATION MAPLE	[***]	[***]
814333024363	FLEX FOUNDATION ESPRESSO	[***]	[***]
814333024356	FLEX FOUNDATION COCOA	[***]	[***]
814333025018	FLEX FOUNDATION LIGHT SAND	[***]	[***]
814333025025	FLEX FOUNDATION GOLDEN NUDE	[***]	[***]
814333025032	FLEX FOUNDATION GOLDEN SAND	[***]	[***]
814333025049	FLEX FOUNDATION GOLDEN HONEY	[***]	[***]
814333025056	FLEX FOUNDATION PRALINE	[***]	[***]
814333025063	FLEX FOUNDATION GOLDEN DEEP	[***]	[***]
814333024486	FLEX HIGHLIGHTER LIT	[***]	[***]
814333024493	FLEX HIGHLIGHTER ICED	[***]	[***]
814333024509	FLEX HIGHLIGHTER BLITZED	[***]	[***]
814333024516	FLEX HIGHLIGHTER GLAZED	[***]	[***]
814333025124	GEL BROW-PILSNER	[***]	[***]
814333025131	GEL BROW-DARK BREW	[***]	[***]
814333025117	GEL BROW-PALE ALE	[***]	[***]
814333024905	GLOW OIL GLIMMER	[***]	[***]
814333024912	GLOW OIL FLARE	[***]	[***]
814333024929	GLOW OIL HALO	[***]	[***]
814333024936	GLOW OIL ASTRO	[***]	[***]

814333025087	GLOW OIL SOLAR	[***]	[***]
814333025186	HIGHLIGHTER-LIT	[***]	[***]
814333025315	HOLOGRAPHIC STICK - SUPERNOVA	[***]	[***]
814333025674	HOLOGRAPHIC STICK - STARDUST	[***]	[***]
814333025438	HOLOGRAPHIC STICK - MARS	[***]	[***]
814333025902	KUSH BROW HYDRO	[***]	[***]
814333025919	KUSH BROW HAZE	[***]	[***]
814333025926	KUSH BROW DUTCH	[***]	[***]
814333025933	KUSH BROW GRIND	[***]	[***]
814333026411	KUSH BROW HERB	[***]	[***]
814333026398	KUSH BROW MJ	[***]	[***]
814333026428	KUSH BROW DIESEL	[***]	[***]
814333026435	KUSH BROW CYPHER	[***]	[***]
814333026404	KUSH BROW DUB	[***]	[***]
814333026183	KUSH LIP BALM GREEN DRAGON	[***]	[***]
814333026329	KUSH LIP BALM BUBBLE	[***]	[***]
814333026312	KUSH LIP BALM NUG	[***]	[***]
814333026336	KUSH LIP BALM CANNATONIC	[***]	[***]
814333026343	KUSH LIP BALM PLUSHBERRY	[***]	[***]
814333026176	KUSH LIP GLAZE CHRONIC	[***]	[***]
814333025148	LIP & CHEEK-PERK	[***]	[***]
814333025155	LIP & CHEEK-RALLY	[***]	[***]
814333025179	LIP & CHEEK-QUICKIE	[***]	[***]
814333025162	LIP & CHEEK-SWISH	[***]	[***]
814333025773	LIP & CHEEK - WERK	[***]	[***]
814333026251	LIP COLOR WIFEY	[***]	[***]
814333026213	LIP COLOR SKILLZ	[***]	[***]
814333026244	LIP COLOR DEUCES	[***]	[***]
814333026268	LIP COLOR HYPE	[***]	[***]
814333026220	LIP COLOR C.R.E.A.M.	[***]	[***]
814333026237	LIP COLOR LOW KEY	[***]	[***]
814333026275	LIP COLOR NAME DROP	[***]	[***]
814333026282	LIP COLOR O.G. RED	[***]	[***]
814333026305	LIP COLOR WAVY	[***]	[***]
814333026299	LIP COLOR NEW WHIP	[***]	[***]
814333025841	LONGWEAR GEL EYELINER BOSS	[***]	[***]
814333025858	LONGWEAR GEL EYELINER CEO	[***]	[***]
814333025865	LONGWEAR GEL EYELINER BONUS	[***]	[***]
814333025872	LONGWEAR GEL EYELINER BIZ	[***]	[***]
814333025889	LONGWEAR GEL EYELINER PTO	[***]	[***]
814333025896	LONGWEAR GEL EYELINER BCC	[***]	[***]
814333025650	LUMINOUS BLUR STICK	[***]	[***]
814333025452	MATCHA CLEANSER	[***]	[***]

814333026152	MATCHA DETOXIFYING FACE MASK	[***]	[***]
814333025445	MATCHA TONER	[***]	[***]
814333025193	MATTE BRONZER-BAKED	[***]	[***]
814333025346	MATTE BRONZER - BLAZE	[***]	[***]
814333025834	MINI BLUR STICK	[***]	[***]
814333025810	MINI HOLOGRAPHIC STICK SUPERNOVA	[***]	[***]
814333025827	MINI HOLOGRAPHIC STICK MARS	[***]	[***]
814333025698	MINI HOLOGRAPHIC STICK STARDUST	[***]	[***]
814333025742	MINI KUSH MASCARA	[***]	[***]
814333026480	MINI MATCHA TONER	[***]	[***]
814333025322	TATTOO STAMP -BLACK HEART	[***]	[***]
814333025339	TATTOO STAMP -BLACK STAR	[***]	[***]
814333025797	TATTOO STAMP MOON	[***]	[***]
814333025803	TATTOO STAMP X	[***]	[***]
814333023021	TATTOO STAMP - LIGHTENING BOLT	[***]	[***]
814333023014	TATTOO STAMP - DOLLAR SIGN	[***]	[***]
814333026169	WATERMELON BRIGHTENING FACE MASK	[***]	[***]
814333026770	TATTOO STAMP - WEED LEAF	[***]	[***]
814333026787	MELATONIN SERUM STICK	[***]	[***]
814333026794	VEGAN MILK MOISTURIZER	[***]	[***]
814333027371	MELATONIN OVERNIGHT LIP MASK	[***]	[***]
814333028101	HYDRO GRIP MAKEUP SETTING SPRAY	[***]	[***]
814333027296	FLEX CONCEALER - BUFF	[***]	[***]
814333027302	FLEX CONCEALER - LIGHT SAND	[***]	[***]
814333027319	FLEX CONCEALER - GOLDEN NUDE	[***]	[***]
814333027326	FLEX CONCEALER - GOLDEN SAND	[***]	[***]
814333027333	FLEX CONCEALER - GOLDEN HONEY	[***]	[***]
814333027340	FLEX CONCEALER - GOLDEN TAN	[***]	[***]
814333027357	FLEX CONCEALER - GOLDEN DEEP	[***]	[***]
814333027364	FLEX CONCEALER - RICH	[***]	[***]
814333027517	COLOR CHALK - SKATEBOARD	[***]	[***]
814333027524	COLOR CHALK - TRAMPOLINE	[***]	[***]
814333027531	COLOR CHALK - FREEZE	[***]	[***]
814333027548	COLOR CHALK - TAG	[***]	[***]
814333027555	COLOR CHALK - HOPSCOTCH	[***]	[***]
814333027562	COLOR CHALK - KICKBALL	[***]	[***]
814333027579	COLOR CHALK - JUMP	[***]	[***]
814333027586	COLOR CHALK - DOUBLE DUTCH	[***]	[***]
814333027593	COLOR CHALK - GREEN LIGHT	[***]	[***]
814333027609	COLOR CHALK - YO-YO	[***]	[***]
814333027616	COLOR CHALK - HULA HOOP	[***]	[***]
814333027623	COLOR CHALK - DODGEBALL	[***]	[***]
814333027630	COLOR CHALK - SKIP IT	[***]	[***]

814333027647	COLOR CHALK - BOUNCE	[***]	[***]
814333027487	KUSH LIP GLAZE - NOVA	[***]	[***]
814333027494	KUSH LIP GLAZE - ROSE BUD	[***]	[***]
814333027678	KUSH TRIPLE BROW PEN - HAZE	[***]	[***]
814333027685	KUSH TRIPLE BROW PEN - MJ	[***]	[***]
814333027692	KUSH TRIPLE BROW PEN - DUB	[***]	[***]
814333027708	KUSH TRIPLE BROW PEN - HERB	[***]	[***]
814333027715	KUSH TRIPLE BROW PEN - DUTCH	[***]	[***]
814333027722	KUSH TRIPLE BROW PEN - GRIND	[***]	[***]
814333027739	KUSH TRIPLE BROW PEN - CYPHER	[***]	[***]
814333027746	KUSH TRIPLE BROW PEN - DIESEL	[***]	[***]
814333027920	ELECTRIC GLOSSY LIP PLUMPER - CLEAR	[***]	[***]
814333027937	ELECTRIC GLOSSY LIP PLUMPER - NUDE	[***]	[***]
814333027944	ELECTRIC GLOSSY LIP PLUMPER - ROSY MAUVE	[***]	[***]
814333027951	ELECTRIC GLOSSY LIP PLUMPER - CORAL	[***]	[***]
814333027968	ELECTRIC GLOSSY LIP PLUMPER - WARM PINK	[***]	[***]
814333027975	ELECTRIC GLOSSY LIP PLUMPER - PLUM/BERRY	[***]	[***]
814333028279	MINI HYDRO GRIP MAKEUP SETTING SPRAY	[***]	[***]
814333027760	MINI VEGAN MILK CLEANSER	[***]	[***]
814333028118	SUNSHINE SKIN TINT SPF 30 - FAIR - INTL	[***]	[***]
814333028125	SUNSHINE SKIN TINT SPF 30 - LIGHT - INTL	[***]	[***]
814333028132	SUNSHINE SKIN TINT SPF 30 - LIGHT MEDIUM - INTL	[***]	[***]
814333028149	SUNSHINE SKIN TINT SPF 30 - SAND - INTL	[***]	[***]
814333028156	SUNSHINE SKIN TINT SPF 30 - MEDIUM - INTL	[***]	[***]
814333028163	SUNSHINE SKIN TINT SPF 30 - HONEY - INTL	[***]	[***]
814333028170	SUNSHINE SKIN TINT SPF 30 - GOLDEN HONEY - INTL	[***]	[***]
814333028187	SUNSHINE SKIN TINT SPF 30 - MEDIUM TAN - INTL	[***]	[***]
814333028194	SUNSHINE SKIN TINT SPF 30 - CARAMEL - INTL	[***]	[***]
814333028200	SUNSHINE SKIN TINT SPF 30 - CINNAMON - INTL	[***]	[***]
814333028217	SUNSHINE SKIN TINT SPF 30 - TAN - INTL	[***]	[***]
814333028224	SUNSHINE SKIN TINT SPF 30 - DEEP - INTL	[***]	[***]
814333028231	SUNSHINE SKIN TINT SPF 30 - HAZELNUT - INTL	[***]	[***]
814333028248	SUNSHINE SKIN TINT SPF 30 - MOCHA - INTL	[***]	[***]

APPENDIX – CUSTOMS [FCA INCOTERM]

1.	SCOPE

The purpose of the present appendix is to define the obligations of each Party with regard to deliveries of Products from outside the European Union into the European Union.

2.	INCOTERMS

Incoterms reflect roles and transfer of risks between the Supplier and SEPHORA. Incoterms mentioned in this letter are those established by the International Chamber of Commerce – 2010 version.

The Incoterms are negotiated by the Parties.

Unless otherwise agreed upon between the Parties in writing, the Incoterm that applies to this letter is FCA (Free Carrier). The place must be specified on the order (Santa Cristina, Italy, France, Saran or any other warehouse specified on the delivery note) in accordance with the incoterm definition.

In accordance with the Incoterms definition, the transfer of risks shall occur upon receipt of the Products by the carrier appointed by SEPHORA, knowing that the export Customs clearance in the country of departure is performed by the Supplier.

The place which gives its meaning to the incoterm shall be specified on the delivery note.

3.	DOCUMENTS

In accordance with FCA incoterm, import Customs formalities in the country of arrival are performed by SEPHORA.

For the purpose of the import Customs clearance in the country of arrival, the Supplier undertakes to provide SEPHORA, at the earliest after Customs clearance at the time of export, by email, to the following email address bmerlin@sephora.fr, for each delivery with the following documents:

■	in duplicate, a delivery note containing enough details about delivered Products for SEPHORA’s Customs agent to determine Customs value of the Products such as:

○	Incoterm,

○	total value,

○	total weight, etc.

■	the invoices specifying:

○	reference of the Product,

○	country of origin,

○	tariff heading (HS code 6 digits),

○	if the Supplier is an approved exporter, the mention of the Product’s preferential origin if applicable,

■	certificate of preferential origin if the origin is not specified on the invoice (FORM A, EUR 1, EURMED or any other relevant document),

■	the transport documentation (Air Way Bill, Bill of Lading etc.) and insurance documentation,

■	when applicable, a certificate specifying that the Products contain volatile organic compounds and the percent of it,

■	a certificate specifying if the Products are subject to the Convention on International Trade of Endangered Species,

■	a certificate specifying if the Products contain a surfactant substance.

The Supplier shall be liable for any financial consequences caused by the late communication of all relevant information and documents required to perform the import Customs clearance.

If the Products are delivered with free samples, the quantity and value of the free samples shall be clearly indicated on the invoice or any other relevant document in order to be identified at the time of Customs clearance.

If the Supplier only delivers free samples to SEPHORA, pro forma invoices shall be provided and accompany the shipment.

For Customs value purposes, any discounts granted by the Supplier to SEPHORA shall be clearly specified on the invoice, based on contractual provisions and mentioned at the time of Customs clearance.

SEPHORA may request any additional documents such as technical data sheets of the Products, reports of laboratory tests and any other relevant documents that may be requested by Customs authorities in case of audit.

The Supplier undertakes to save the documents used for Customs purposes, for a period of five (5) years.

4.	SHIPMENT

This provision shall apply only if the Supplier performs and is liable for a part of the shipment of the delivered Products.

Products shall be shipped with the delivery note containing all information and documents listed in clause 3.

The Supplier shall inform SEPHORA of any delays or Customs audit occurring during the shipment of the Products.

The Supplier informs SEPHORA of the alleged date of arrival of the Products at the agreed place. If the Products are shipped by sea, the supplier undertakes to inform SEPHORA about the date of arrival 10 days before the alleged date.

The Supplier undertakes to request from its carrier to comply with requirements involved by ICS (Import Control System). The Supplier shall be liable for all financial consequences of any damage caused by the late communication of the Entry Summary Declaration (ENS) to Customs authorities.

5.	TARIFF HEADING

The Supplier shall quote the HS code (6 digits) of the Products on his invoices.

If the HS code (6 digits) appears to be wrong, the Supplier shall bear the difference of Customs duties which becomes due.

6.	PREFERENTIAL ORIGIN

When applicable, the Supplier agrees to certify preferential origin of the Products and to establish the relevant document (i.e. EUR.1, ATR, FORM A,1).

The Supplier undertakes, when he is an approved exporter, to specify the preferential origin of the Products on the invoice.

When applicable, the Supplier declares that the Products covered by this letter are eligible for preferential origin under:

1 Or ATR Certificate in case of flow with Turkey

■	Additional protocol of the Free Trade Agreement ratified with the European Union with regards to the definition of “originating products”,
■	Generalized System of Preference.

The reference of the additional protocol and the relevant Free Trade Agreement shall be specified. Evidence of this preferential origin must be presented at the time of Customs clearance.

All documents provided by the applicable regulation shall be communicated, if necessary, such as Costs Break Down and the invoice.

Evidence of preferential origin must be provided by the Supplier to SEPHORA and/or Customs authorities, at their first request.

The Supplier shall also provide SEPHORA, within seven (7) days from its request, a long-term supplier’s declaration attesting of the Products’ preferential origin. This declaration shall be renewed every year.

The Supplier shall be liable if Customs authorities reject the declared preferential origin of the Products. The Supplier shall reimburse SEPHORA, upon first request, and upon justification, of duties, taxes, penalties and related costs that SEPHORA had to pay in this regard.

7.	NON PREFERENTIAL ORIGIN

The Supplier undertakes to provide SEPHORA, upon formal request of SEPHORA and/or Customs authorities, with a non-preferential certificate of origin.

The Supplier undertakes to provide, upon request of SEPHORA or/and Customs authorities, with any additional proof in order to justify the origin of the Products.

If the Products are subject to origin-marking, this latter shall comply with the non-preferential rules of origin provided by the World Customs Organization, the European Union and French authorities.

If any antidumping duties shall apply, the Supplier undertakes to inform SEPHORA at the earliest.

8.	CUSTOMS AUDITS

8.1	Customs audits at the time of export in the country of departure

The Supplier undertakes to inform SEPHORA without delay of any Customs audit carried out by the Customs authorities of the country of export, inform SEPHORA about the alleged time of delivery of the concerned Products and provide SEPHORA with a duplicate of any relevant document related to the audit.

8.2	Customs audits at the time of import in the country of arrival

SEPHORA undertakes to inform the Supplier of any Customs audit carried out by the Customs authorities of the country of import.

The Supplier undertakes to provide SEPHORA, upon first request, of any information and/or documents related to the concerned Products and the Customs clearance operations performed.

In case of Customs audit related to the preferential origin of the Products, the Supplier undertakes to provide SEPHORA with the updated “Cost Break Down” regarding the controlled Products within seven (7) days from the request.

SEPHORA undertakes to inform the Supplier of the audit at the earliest.

SEPHORA shall not accept Customs authorities’ position and the payment of Customs duties and penalties without first informing the Supplier and being informed of this latter’s position.

APPENDIX

ANNUAL COST OF QUALITY

QUALITY APPENDIX MILK 2021

1) Social audit

Name and address of the factory	Cost
NA	NA

2) Controls of the products

Costs (microbiological tests) =

TOTAL COSTS 2021

If your brand has been launched in the Sephora Europe network before 2021, an invoice will be issued by Sephora at the end of March 2021 to charge you of 50% of the total costs mentioned above in the Appendix. A second invoice will be sent to you at the end of October 2021 in order to invoice you for the remaining 50%.

If your brand is launched in the Sephora Europe network in 2021, you will be invoiced with 100% of the cost, following the placing of the first order.

Steve NGUYEN
For the Supplier
[Name, title of the person in charge],	CFO
Date :
Signature:	26 February 2021 | 07:28:43 PST

APPENDIX

SPECIFICATIONS AND FEE SCHEDULE MATERIALS POS 2021

Aluminium Display

Endcap:

Linear Column

APPENDIX

GUARANTEES / MANDATES

- The Supplier is responsible for any proposed promotional event developed by it (including games/contests organized by it).

The Supplier represents and warrants to SEPHORA that its promotional events, as well as all the communication materials relating thereto, comply with all applicable regulations (including but not limited to regulations relating to advertising, competition, sales promotions, intellectual property, use of the local language and personal data collection and protection), and that such promotional events do not breach any third-party rights. Accordingly, the Supplier is responsible for the legal validation of any promotional events and/or promotional offers proposed to SEPHORA and organized in SEPHORA stores, as well as for all the content it provides to SEPHORA for the promotion of the Products.

- Thus, the Supplier shall indemnify and hold SEPHORA harmless from and against any disorder, litigation, claim, legal action or loss of right which may be brought or asserted against it (due to the use of the communications, promotional resources, press advertisements, etc.) and any sanctions which might be imposed on SEPHORA in connection therewith.

This guarantee shall apply, in particular, to the use of photographs, texts, contest/games rules, graphic materials and claims based on documents transmitted by the Supplier.

- In its capacity as principal, the Supplier may decide to entrust SEPHORA, acting as agent and which remains free to accept it, with the task of presenting, in the name and on behalf of the Supplier, promotional offers to consumers in some SEPHORA points of sale. Such promotional offers may, in particular, involve delivering, in the name and on behalf of the Supplier, a product offered to consumers that qualifies for the relevant offer. For each of the promotional offers thus organized, the Supplier and SEPHORA shall formalize and execute a mandate.

APPENDIX

MASTER DATA ARTICLES

In order to enable SEPHORA, on the one hand, to ensure the security of its warehouses and, on the other hand, to be able to meet its logistical and environmental obligations in accordance with the regulations in force, the Supplier undertakes to send to SEPHORA the following information for each item of its catalogue referenced at SEPHORA, without delay after the signature of the present and each time it is updated:

- VOC - Volatile Organic Compound.

- Customs nomenclature or HS code

Language composed of eight to ten digits.

Each nomenclature indicates the applicable duties and taxes as well as the documentary specificities.

- Origin or Made in

The origin of a product, written on the packaging.

Data used to determine the applicable duties and taxes.

- UN Product Code

Mandatory logistic data to determine the storage and transport requirements for the Products.

- Material Safety Data Sheet (MSDS or MSDS)

Data sheet to be systematically provided by the brand for hazardous products containing data on the properties of a chemical substance concerning risks and hazards.

Safety data sheets for non-hazardous products may be requested from time to time. The Safety Data Sheet also includes the UN code.

- Weight

- Volume

APPENDIX

RISK PREVENTION AND SAFETY PLAN

APPLICABLE TO SALES REPRESENTATIVES

CONCERNED TERRITORY: FRANCE

CHARTER

“RISK PREVENTION AND SAFETY PLAN APPLICABLE TO SALES REPRESENTATIVES

Human Resources Department –

The activities carried out by Supplier’s Representatives are similar to those performed by SEPHORA Sale Consultants. Therefore, the Supplier’s Representatives’ employers acknowledge that the presence of such Supplier’s Representatives in the stores does not trigger specific risks, distinct from those identified with respect to Sephora’s employees and for which a whole set of measures relating to risk control and safety was already defined.

In accordance with Article R.4512-5 of the French Employment Code, SEPHORA Management transmitted to the Supplier’s Representatives’ employers all information necessary as regards risk control (cf. Appendix “General Terms and Conditions for Representatives”).

Only enterprises that benefit from an agreement entered into in compliance with the provisions of law are authorized to make their employees work in evenings or on Sundays. The presence of Representatives in evenings or on Sundays in SEPHORA stores therefore requires the signature of an agreement by the Supplier or the service provider company used by the Supplier.

* * * * *

Sephora Management shall be responsible for the health and safety of the premises of SEPHORA (hereafter referred to as the “Company”) where the Supplier’s Representatives are to carry out their mission.

Accordingly, the Company shall implement, and ensure compliance with, any laws and regulations to be applied due to the characteristics of its business and organization. The Management shall disclose the provisions of applicable regulations by any appropriate means.

In addition, due to its general safety obligation and failing any relevant regulation, the Management must take all appropriate and independent measures requested by the specific characteristics of the business or organization of the Company. In this respect, special and occasional measures may be disclosed by means of internal memoranda.

Risk assessment and relevant specific prevention measures

The Supplier’s Representatives must get acquainted with the document named “Document Unique d’Evaluation des Risques” applicable to the store in which they operate, in order to be familiar with the identified hazards to which they may be exposed, as well as the existing prevention measures and remaining risks.

Store safety rules

All the rules relating to safety, including the provisions of the rules of procedure related to the health and safety internal policy, are posted in the store. Such rules relating to health and safety are binding upon any Supplier’s Representatives who must strictly abide thereby.

In accordance with the instructions given by his/her employer and the rules applicable to the store, each Supplier’s Representative shall be responsible for ensuring his/her own safety and health, as well as the safety and health of any other persons concerned due to his/her actions in connection with his/her work.

Health rules

Personal effects

The Supplier’s Representatives determine with the Store Manager the place where their personal effects shall be safely stored.

Meals

Meals may not be eaten outside the designated space.

It is also forbidden to introduce, distribute or drink alcohol in the work place, unless prior authorized by the Management.

In addition, it is strictly forbidden to introduce, distribute or use any drugs whose use is prohibited by law in the work place.

It is forbidden to enter the premises or remain therein while under the influence of alcohol or drugs.

Application of rules, measures and policies relating to health and safety

Before taking any other action, the Supplier’s Representatives must report to the Manager of the Store in which they are to carry out their mission, so that such Manager may ensure that they are perfectly aware of the rules, measures and policies applicable in connection with health and safety issues.

APPENDIX

GENERAL TERMS AND CONDITIONS FOR REPRESENTATIVES

AGREED BY SEPHORA AND THE SUPPLIER

CONCERNED TERRITORY: FRANCE

I/	Conditions precedent to the provision of sales representatives
A.	Regular employment of the representatives

The Supplier declares that the representatives it engages to work at SEPHORA stores do so under the Supplier’s direct authority, or that of a third party company it has specially engaged for this purpose, and that they are employed in a legal and regular manner with regard to applicable regulations, notably relating to sub-contracting, if applicable.

The Supplier undertakes to engage its representatives to work during evenings or Sundays at SEPHORA stores in compliance with applicable regulations. The Supplier therefore confirms:

■	That it applies agreements covering work in the evenings or on Sundays duly concluded in accordance with statutory provisions, or
■	In the event of personnel being provided by a third party, that it has verified prior to the scheduling of any work that such agreements have been applied by the third-party company in question.

In the event of failing to comply with the aforementioned conditions precedent, the Supplier shall indemnify SEPHORA against any consequences it may encounter, notably on occurrence of any event contrary to regulations that is not directly attributable to SEPHORA.

B.	Scheduling of promotions and representatives

SEPHORA requires the Supplier to incorporate its promotional requirements within the Synchroteam system at least ten (10) weeks prior to the beginning of the month in question. Beyond this deadline, SEPHORA cannot guarantee validation of said requirements nor the availability of sufficient stock.

Similarly, the Offre France department of SEPHORA undertakes to validate promotions seven (7) weeks at the latest prior to the beginning of the month in question.

The Supplier undertakes to conduct all scheduling in accordance with the following:

■	As required for internal organization purposes relating to the promotion, the supplier shall enter only the following information into the system; the surname and first name of the representative, their break duration(s) and the working hours of the day’s campaign. For security reasons, it is specified that only representatives scheduled by name may enter SEPHORA stores for the purposes of performing their engagement.
■	The Supplier shall schedule just one representative per SEPHORA store.
■	The Supplier shall schedule working times that are consistent with the commercial activity and, notably, the customer flows of the store in question (station stores, seaside stores, etc.) after having contacted the Offre France department of SEPHORA for advice, if required.
Regarding the Sephora store on the Champs-Elysées: for organizational purposes given the specific nature of the store, notably the store size and the number of representatives present, SEPHORA and the Supplier shall agree specific working times. The Offre France department of SEPHORA regularly reviews the working hours to ensure that they remain consistent with the store’s business activity.
■	In the event of an initially scheduled representative or their replacement being delayed or unexpectedly unavailable, for reasons relating to logistics and internal centralisation of data the Supplier undertakes to enter any difficulty into the Synchroteam system and to directly notify the Offre France department of SEPHORA (and not the store scheduled to host the promotion) as soon as said delay or absence of the representative or their replacement becomes known.

C.	Representatives provided

The Supplier undertakes to provide SEPHORA stores with representatives meeting all of the following criteria:

1/ They shall solely benefit from the status of employee (excluding head office personnel, apart from employees meeting criteria 2/ and 3/ below.

2/ They shall have a profile that is consistent with the promotional and sales mission in question (expertise, notably in basic sales techniques).

3/ They shall have received prior training in the Supplier’s products.

In the event of the representative having had prior employment with SEPHORA as a representative, the Supplier undertakes to acquire a reference from the Offre France department of SEPHORA in order to verify compatibility with the undertakings defined by the Parties within the specifications.

D.	Prior notification of safety rules

The supplier has received prior notification of the safety and risk prevention measures applicable to everyone working at SEPHORA stores (see appendix, Representative Safety and Risk Prevention Plan) and undertakes to make representatives aware of said measures prior to any mission.

E.	Provision of equipment required for promotional purposes

The Supplier undertakes that the representatives will have available the following equipment required for the assignment in question prior to their arrival at the store:

■	The Supplier’s uniform, previously approved by the Offre France department of SEPHORA, which is mandatory unless agreed otherwise by said department at least five (5) weeks prior to the beginning of the month in question.

The representative’s footwear shall also conform with the SEPHORA image and concept: black leather footwear, closed front and back, without adornment and maintained in perfect condition. Heels are acceptable if also comfortable (minimum width 2cm) and of reasonable height (1cm minimum – 4cm maximum). Stilettos are prohibited for safety reasons. Flat shoes and ankle boots are acceptable if they meet the aforementioned conditions. Training shoes, platform shoes and wooden heels or soles are prohibited.

■	A badge stating the Supplier’s name, for security reasons.
■	A promotional kit constituted as specified by the Offre France department of SEPHORA.

F.	Communication of the contact details of the Supplier’s representative responsible for sales representatives

The supplier undertakes to forward to the Offre France department of SEPHORA the contact details of the person responsible for the representatives provided to SEPHORA stores and to notify said department of any changes.

II/	Terms of performance of the promotional assignment

For organizational, safety, confidentiality and/or strategic reasons, the Supplier undertakes to ensure that the representatives it assigns comply with the terms of performance of promotional assignments agreed by the Parties, as set out below. This shall apply to each day of any promotional assignment.

A.	Arrival of the representative and material organization of the promotional assignment

The Supplier shall ensure that, on arrival at the store, the representative presents themself to the store manager and provides the following information:

■	A list of the equipment in their possession required for performance of the assignment, as specified in I. E above.
■	Their precise schedule for the day, including their working hours and breaks.
■	A list of the personal cosmetics in their possession (six (6) maximum) to enable them to be labelled and identified as such.
■	The samples in their possession required for performance of their assignment, which they undertake on notification to put away and retain in the drawer of their display.

The Supplier also undertakes to ensure that the assigned representative has produced an inventory of their requirements (quantity of products and testers) for the entire day of the assignment in question within forty-five (45) minutes of their scheduled arrival time.

The SEPHORA store on the Champs-Elysées has its own Operations Department that takes store inventory and is therefore not subject to this provision.

B.	Performance of the promotional assignment
1.	Access to the premises

The Supplier shall ensure that its representatives are aware that they may access the following areas of the store: the sales floor, cloakrooms, toilets and break room.

The Supplier shall ensure, however, that assigned representatives do not access the storeroom of the management offices of the store and should contact the store manager or their contact person should they have any questions or encounter any difficulty.

2.	Sales representative information sessions

The Supplier shall ensure that any representative assigned to a store that conducts specific “representative information sessions” on Saturdays actually attends such sessions. The purpose of the session is to welcome the assigned representative and to provide any information they might require for the successful performance of their assignment.

A list of the Sephora stores conducting such information sessions is forwarded to the Supplier by the Offre France department of SEPHORA. The latter undertakes to notify the supplier should said list be modified.

3.	Maintaining the brand display stand and position

The Supplier, is responsible for maintaining the quality of the brand display stand and for ensuring that the assigned representative manages the display in accordance with the following:

-	The existing merchandising of the display must be maintained (no modifications must be made);
-	Arrange and maintain the quality of the display such that it remains clean (notably throwing away disposable accessories, cotton wool, etc.).

Furthermore, the Supplier authorizes the store manager or the representative contact person to advise the assigned representative regarding the position on the sales floor.

4.	General presentation, behavior, customer service and approach

For each day of the promotional assignment, the Supplier undertakes to ensure that the representative adopts a general presentation and conduct that comply with the undertakings agreed by the Parties, and delivers a rate of customer service and approach that is both professional and compliant with effective selling, in accordance with the rules and principles set out below.

a.	General presentation

The supplier undertakes to ensure that the representative complies with the following presentation rules, defined in accordance with the SEPHORA image and concept:

Hairstyling: Hair shall always be clean and tidy, with style maintained. The face and back of the neck shall be free of hair, and long hair (touching the shoulders or longer) shall be pulled up and fixed in place (ponytail, pigtail or bun). Black accessories acceptable. For men, any beard shall be clean and regularly maintained.

Makeup: Makeup must be fully applied before taking up post, namely foundation, eyeliner, eye shadow, lipstick and lip contour. Nails shall be neat and well cared for.

Accessories: Necklaces are permitted if they are covered by the T-shirt. Rings and bracelets are not recommended for safety reasons, but are acceptable if they are small and understated. Discrete and minimalist earrings are permitted. Drop earrings are prohibited for safety reasons.

b.	Behavior, customer service and approach

The Supplier undertakes to make every effort to ensure that the representative performs their promotional assignment in compliance with the terms of the Single Convention. The supplier shall notably ensure that the representative adopts behavior that complies with the legitimate expectations of SEPHORA regarding in-store personnel (both internal and external staff) and maintains absolute discretion regarding any information of which they become aware concerning the activities of SEPHORA during the course of their assignment.

Furthermore, the Supplier shall ensure that the assigned representative always acts in a polite, friendly and responsive manner towards customers (in particular, no idle chatter or inappropriate behavior towards customers, employees or the staff of other brands).

5.	Turnover achieved by the Supplier

The Supplier asks SEPHORA to notify total turnover in value achieved by the assigned representative on two (2) occasions per day of the promotional assignment.

III/	Consequences of breach of specifications

Should the service delivered be non-compliant with regard to these specifications, SEPHORA shall ensure that the store manager notifies the Supplier’s representative responsible for sales representatives, whose contact details must be forwarded in advance to the Offre France department of SEPHORA (see I.F above).

Should any representative commit a breach of their professional obligations, notably in terms of II. B above (Performance of the promotional assignment), duly noted on three (3) separate days of the promotional assignment, successive or otherwise, and where each occurrence is notified by the store manager to the Supplier via e-mail on the same day (with a copy to the regional HR Manager), the Supplier undertakes to replace said representative within a maximum period of two (2) weeks and to no longer schedule the representative in question to work at SEPHORA stores.

It is agreed by the Parties that, within eight (8) business days, the Supplier may request a review meeting with the store manager and the representative in question after notification of the 2nd breach in order to discuss the observed failings and to seek a solution.

In the event of any such review meeting being requested, and awaiting its implementation, SEPHORA undertakes not to issue any 3rd notification of breach.

Any period of six (6) consecutive months not giving rise to a further notification of breach shall nullify the previous notifications, such that the total of three (3) promotional assignment days giving rise to a notification of breach shall be reset to zero (0).

Regardless of the circumstances, on occurrence of a serious confirmed breach by a representative regarding their professional obligation, notably those resulting from II. B above (Performance of the promotional assignment), such as, but not being limited to, insulting or violent conduct towards any personnel operating in the store, direct or indirect participation in misappropriation of products or confirmed non-compliance with safety procedures, duly observed and notified to the Supplier via e-amil on the day of occurrence (with a copy to the regional HR Manager), the Supplier undertakes to immediately suspend the activities of the representative in question and to provide a replacement without undue delay.